Filed pursuant to Rule 424(b)(3) under the Securities Act of 1933 in connection with Registration Statement No. 333-219725

PROSPECTUS SUPPLEMENT NO. 3

(TO PROSPECTUS DATED AUGUST 14, 2017)

17,814,790 Shares

Common Stock

This prospectus supplement supplements and amends the prospectus dated August 14, 2017 related to the sale or other disposition from time to time, of up to 17,814,790 shares of common stock, par value $0.001 per share, of iBio, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), issued and issuable to Lincoln Park Capital Fund, LLC, the selling stockholder named in the prospectus, also referred to as Lincoln Park, pursuant to a purchase agreement dated July 24, 2017 that we entered into with Lincoln Park. We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholder.

This prospectus supplement should be read in conjunction with the prospectus dated August 14, 2017, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any amendments or supplements to it.

Our common stock is listed on NYSE American under the ticker symbol “IBIO”. On December 4, 2017, the last reported sale price per share of our common stock was $0.17 per share.

This prospectus supplement incorporates into our prospectus the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2017, our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 29, 2017 and our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 27, 2017, each attached hereto.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 5 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates are truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 5, 2017.

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2017

iBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation or organization)

001-35023

(Commission File Number)

26-2797813

(I.R.S. Employer Identification Number)

600 Madison Avenue, Suite 1601, New York, NY 10022-1737

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (302) 355-0650

                                             N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 30, 2017, iBio, Inc., a Delaware corporation (the “Company”), closed its previously announced public offering of 22,500,000 shares of its common stock at a public offering price of $0.20 per share.

The shares of common stock were issued pursuant to an underwriting agreement (the “Underwriting Agreement”) entered into between the Company and Aegis Capital Corp. (the “Underwriter”), which was restated prior to the closing of the offering to reflect certain applicable restrictions under FINRA’s Corporate Financing Rule 5110 and other non-material amendments. The restated Underwriting Agreement is filed as an exhibit to this report, and the description of the terms of the restated Underwriting Agreement in this report is qualified in its entirety by reference to such exhibit.

The common stock was offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-200410) filed with the Securities and Exchange Commission (the “SEC”) on November 20, 2014, and declared effective by the SEC on December 2, 2014, a preliminary prospectus supplement filed with the SEC on November 28, 2017, and a final prospectus supplement filed with the SEC on November 30, 2017, in connection with the Company’s shelf takedown relating to the offering.

The Company paid the Underwriter a discount of 7% to the public offering price with respect to shares purchased in the offering by investors who did not have a pre-existing relationship with the Company prior to the offering (the “New Investors”), and a discount of 3.5% to the public offering price with respect to shares purchased in the offering by investors who did have a pre-existing relationship with the Company. In addition to the underwriting discounts, the Company issued to the Underwriter 110,000 shares of its common stock, equal to 2% of the aggregate shares of common stock sold in the offering to the New Investors.

The net proceeds to the Company from the sale of the shares of common stock were approximately $4.2 million, after deducting underwriting discounts and commissions and other offering expenses payable by the Company, assuming no exercise by the Underwriter of the 45-day option which the Company has granted the Underwriter under the terms of the Underwriting Agreement to purchase up to an additional 3,375,000 shares of common stock to cover over-allotments, if any.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Amended and Restated Underwriting Agreement, dated November 30, 2017, by and between iBio, Inc. and Aegis Capital Corp.*
99.1	Press Release, dated November 30, 2017, issued by iBio, Inc.*

*Filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: November 30, 2017	By:	/s/ Robert B. Kay
Robert B. Kay
Executive Chairman and CEO

Exhibit 1.1

Execution Copy

AMENDED AND RESTATED UNDERWRITING AGREEMENT

between

iBio, INC.
and

AEGIS CAPITAL CORP.,

as Representative of the Several Underwriters

November 30, 2017

Aegis Capital Corp.

810 Seventh Avenue, 18th Floor

New York, New York 10019

As the Representative of the Several Underwriters

Named on Schedule I hereto

Ladies and Gentlemen:

iBio, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), hereby proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom Aegis Capital Corp. is acting as the representative (the “Representative”), an aggregate of 22,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a price of $0.20 per share. The Shares, the Underwriter Shares (as defined below), and the Option Shares (as defined below) are collectively referred to herein as the “Securities”. The Securities are more fully described in the Prospectus (as defined below).

Certain terms used herein are defined in Section 18 hereof.

1.	Representations and Warranties:

The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below) and as of the Closing Date as follows:

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(a)	Filing of Registration Statement. The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and published rules and regulations thereunder (the “Securities Act Regulations”) adopted by the Securities and Exchange Commission (the “Commission”), a “shelf” Registration Statement (as hereinafter defined) on Form S-3 (File No. 333-200410), which became effective on December 2, 2014 (the “Effective Date”), including a base prospectus relating to the securities registered pursuant to such Registration Statement (the “Base Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement. The term “Registration Statement” as used in this Agreement means such registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Securities Act Regulations), as amended and/or supplemented to the date of this Agreement, including the Base Prospectus. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company, if required by the Securities Act Regulations of the Commission, will file the Prospectus (as defined below), with the Commission pursuant to Rule 424(b) under the Securities Act Regulations. The term “Prospectus,” as used in this Agreement means the prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations, or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement as of the Effective Date; provided that, if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Securities which differs from the prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) under the Securities Act Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act Regulations is hereafter called a “Preliminary Prospectus.” Any reference herein to the Registration Statement, Base Prospectus, Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the last to occur of the Effective Date, the date of the Preliminary Prospectus, or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed. If the Company has filed an abbreviated registration statement to register additional securities pursuant to Rule 462(b) under the Securities Act Regulations (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.

(b)	Exchange Act Registration. The Shares are registered pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

(c)	Subsidiaries. Other than the Company’s subsidiaries (the “Subsidiaries”) disclosed on Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017 filed with the Commission on September 15, 2017, and incorporated by reference in the Registration Statement, the Company has no direct or indirect subsidiaries.

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(d)	Exchange Listing. The Common Stock is listed on the NYSE American (the “Exchange”) subject to official notice of issuance, and the Company has taken no action designed to, or likely to, have the effect of delisting the Common Stock from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company has filed an application for the Listing of Additional Shares with the Exchange to list the shares of Common Stock included in the Securities.

(e)	No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

(f)	Disclosures in Registration Statement.

(i)	Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Act and the Securities Act Regulations. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Act and the Securities Act Regulations. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

(ii)	Neither the Registration Statement nor any amendment thereto, at the time each part thereto became effective pursuant to the Securities Act Regulations, as of the date of this Agreement and at the Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading provided however that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Underwriters expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following disclosure: the names of the Underwriters contained on the cover page of the Pricing Prospectus and Prospectus and the following disclosure contained in the “Underwriting” section of the Prospectus: statements that relate to the amount of selling concession and re-allowance or to over-allotment and stabilization and related activities that may be undertaken by the Underwriters (collectively, the “Underwriters’ Information”);

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(iii)	The Pricing Disclosure Package, as of the Applicable Time, as of the date of this Agreement and at the Closing Date, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information. Each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information; and

(iv)	Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) and at the Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information.

(g)	Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Pricing Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Act and the Securities Act Regulations to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company or its Subsidiaries is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company or its Subsidiaries, is in full force and effect in all material respects and is enforceable against the Company or its Subsidiaries and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company or its Subsidiaries, and neither the Company, its Subsidiaries nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company or its Subsidiaries of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental authority, agency or court, domestic or foreign, having jurisdiction over the Company, or its Subsidiaries or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

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(h)	Prior Securities Transactions. Since the date of the filing with the Commission of the Company’s Annual Report on Form 10-K for the year ended June 30, 2017, no securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Preliminary Prospectus.

(i)	Regulations. The disclosures in the Registration Statement, the Pricing Disclosure Package and the Prospectus concerning the effects of federal, state, local and all foreign regulation on the Offering and the Company’s and its Subsidiaries’ business as currently contemplated are correct in all material respects and no other such regulations are required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus which are not so disclosed.

(j)	No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the financial position or results of operations of the Company or its Subsidiaries, nor any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company or its Subsidiaries (a “Material Adverse Change”); (ii) there have been no material transactions entered into by the Company or its Subsidiaries, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company or its Subsidiaries has resigned from any position with the Company or its Subsidiaries.

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(k)	Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(l)	Disclosures in Commission Filings. Since the date of the filing with the Commission of the Company’s Annual Report on Form 10-K for the year ended June 30, 2017: (i) none of the Company’s filings with the Commission contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) the Company has made all filings with the Commission required under the Exchange Act and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act Regulations”).

(m)	Independent Accountants of the Company. To the knowledge of the Company, CohnReznick LLP (the “Auditors”), whose reports are filed with the Commission as part of the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board. Additionally, the Auditors whose reports are filed with the Commission as part of the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm. The Auditors have not, during the periods covered by the financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

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(n)	Financial Statements, etc. of the Company. The financial statements, including the notes thereto and supporting schedules incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, comply in all material respects with the requirements of the Act and the Securities Act Regulations and fairly present the financial position and the results of operations of the Company and its Subsidiaries at the dates and for the periods to which they apply, as applicable; and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules incorporated by reference in the Registration Statement present fairly the information required to be stated therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Act or the Securities Act Regulations. The pro forma and pro forma as adjusted financial information and the related notes, if any, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Act and the Securities Act Regulations and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. Each of the Registration Statement, the Pricing Disclosure Package and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s or its Subsidiaries’ financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (ii) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (iii) there has not been any change in the capital stock of the Company, or, other than in the course of business, any grants under any stock compensation plan, and (iv) there has not been any material adverse change in the Company’s long-term or short-term debt. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus truly, accurately and fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(o)	[Intentionally Omitted].

(p)	Authorized Capital, Options, etc. The Company had, at the date or dates indicated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the Effective Date, as of the Applicable Time and on the Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock of the Company or any security convertible or exercisable into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

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(q)	Valid Issuance of Securities, etc.

(i)	Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The outstanding shares of Common Stock and all other issued securities of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The offers and sales of the outstanding shares of Common Stock and such issued securities were at all relevant times either registered under the Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements. All of the equity of the of the Company and its Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable, except as provided by applicable law, and, except as set forth in the Pricing Disclosure Package and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(ii)	Securities Sold Pursuant to this Agreement. The Securities have been duly authorized. The Shares (including the Underwriter Shares), when issued and delivered against payment therefore as provided herein will be validly issued, fully paid and non-assessable and free of any preemptive or similar rights and will conform to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Each Security conforms to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. All corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken.

(r)	Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or in any SEC Filings, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

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(s)	Validity and Binding Effect of Agreements. This Agreement, and all related agreements, have been duly and validly authorized by the Company, and, when executed and delivered, will constitute, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(t)	No Conflicts, etc. The execution, delivery and performance by the Company of this Agreement and all respective ancillary documents thereunder, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to the terms of any agreement or instrument to which the Company or any of its Subsidiaries is a party; (ii) result in any violation of the provisions of the Company’s Certificate of Incorporation (as the same may be amended or restated from time to time, the “Charter”) or the by-laws of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental authority as of the date hereof except in the case of (i) or (ii), such as would not result in a Material Adverse Change.

(u)	No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries may be bound or to which any of the properties or assets of the Company or its Subsidiaries is subject. The Company is not in violation of any term or provision of its Charter or by-laws, and neither the Company nor its Subsidiaries is in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental authority, except such as would not result in a Material Adverse Change.

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(v)	Corporate Power; Licenses; Consents.

(i)	Conduct of Business. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or such as would not result in a Material Adverse Change, each of the Company and its Subsidiaries has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ii)	Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement, and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, and as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(w)	D&O Information. To the Company’s knowledge, all information concerning the Company’s and its subsidiary’s directors, officers and principal shareholders described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as well as in the Lock-Up Agreement (as defined below) provided to the Underwriters, is true and correct in all material respects and the Company has not become aware of any information which would cause such information to become materially inaccurate or incorrect.

(x)	Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company and/or its Subsidiaries or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or in connection with the Company’s listing application for the listing of the Shares on the Exchange, which, if determined adversely to the Company and its subsidiary, would have a Material Adverse Effect.

(y)	Good Standing. Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of organization as of the date hereof, and is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify, singularly or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Change.

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(z)	Insurance. Each of the Company and its Subsidiaries carries or is entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks which the Company believes are adequate, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(aa)	Transactions Affecting Disclosure to FINRA.

(i)	Finder’s Fees. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

(ii)	Payments Within Twelve (12) Months. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Date, other than the payment to the Underwriters as provided hereunder in connection with the Offering.

(iii)	Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(iv)	FINRA Affiliation. Other than as disclosed to the Representative in writing, there is no: (x) officer or director of the Company, (y) beneficial owner of 5% or more of any class of the Company’s securities or (z) beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

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(v)	Information. All information provided by the Company in its FINRA questionnaire to the Underwriters’ counsel specifically for use by the Underwriters’ counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

(bb)	Foreign Corrupt Practices Act. Neither the Company nor its subsidiary, nor to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or its subsidiary, or any other person acting on behalf of the Company or its subsidiary, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that: (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Change or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company or its Subsidiaries. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

(cc)	Compliance with OFAC. Neither the Company nor its Subsidiaries, nor to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or its Subsidiaries, or any other person acting on behalf of the Company or its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and neither the Company nor its Subsidiaries will, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(dd)	Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental authority involving the Company and/or its with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

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(ee)	Lock-Up Agreements. Schedule II hereto contains a complete and accurate list of the Company’s officers, directors and each beneficial owner of at least 5% of the Company’s outstanding shares of Common Stock (or securities convertible or exercisable into shares of Common Stock) (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Representative an executed Lock-Up Agreement, in the form attached hereto as Exhibit A (the “Lock-Up Agreement”), prior to the execution of this Agreement.

(ff)	Related Party Transactions. There are no business relationships or related party transactions involving the Company, its subsidiaries or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been described as required.

(gg)	Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Pricing Prospectus and the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Exchange Act, the Exchange Act Regulations, the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company and the listing rules of the Exchange. At least one member of the Audit Committee of the Board of Directors of the Company qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Exchange. In addition, at least a majority of the persons serving on the Board of Directors of the Company qualify as “independent,” as defined under the listing rules of the Exchange.

(hh)	Sarbanes-Oxley Compliance.

(i)	Disclosure Controls. Other than as disclosed in the SEC Filings, the Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act Regulations, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

(ii)	Compliance. The Company is, or at the Applicable Time and on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.

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(iii)	Accounting Controls. Each of the Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal controls. The Auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management; and (y) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ii)	No Investment Company Status. The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

(jj)	No Labor Disputes. No labor dispute with the employees of the Company or its Subsidiaries exists or, to the knowledge of the Company, is imminent.

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(kk)	Intellectual Property Rights. The Company and its Subsidiaries own or possess or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) necessary for the conduct of its business as currently carried on and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. To the knowledge of the Company, no action or use by the Company or its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the Registration Statement and the Prospectus will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company or its subsidiary; (B) there is no pending or, to the knowledge of the Company or its subsidiary, threatened action, suit, proceeding or claim by others challenging the rights of the Company or its Subsidiaries in or to any such Intellectual Property Rights, and neither the Company nor any of its Subsidiaries is aware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 1(kk), reasonably be expected to result in a Material Adverse Change; (C) the Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company or its Subsidiaries have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and neither the Company nor any of its Subsidiaries is aware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 1(kk), reasonably be expected to result in a Material Adverse Change; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, neither the Company nor any of its Subsidiaries has received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 1(kk), reasonably be expected to result in a Material Adverse Change; and (E) to the Company’s knowledge, no employee of the Company or its Subsidiaries is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or its Subsidiaries, or actions undertaken by the employee while employed with the Company or its Subsidiaries and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. To the Company’s knowledge, all material technical information developed by and belonging to the Company or its Subsidiaries which has not been patented has been kept confidential. Neither the Company nor its Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not described therein. The Registration Statement, the Pricing Disclosure Package and the Prospectus contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company or its Subsidiaries has been obtained or is being used by the Company or any of its Subsidiaries in violation of any contractual obligation binding on the Company, its any of its Subsidiaries or, to the Company’s knowledge, any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

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(ll)	Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or any of its Subsidiaries, as applicable. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Representative, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

(mm)	ERISA Compliance. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

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(nn)	Compliance with Laws. Each of the Company and its Subsidiaries: (A) is and at all times has been in compliance with all statutes, rules or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company or of its Subsidiaries (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; (B) has not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any product, service or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action; (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (G) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning or other notice or action relating to any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

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(oo)	Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the time of effectiveness of the Registration Statement and any amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of any of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(pp)	Smaller Reporting Company. As of the time of filing of the Registration Statement, the Company was a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act Regulations.

(qq)	Industry Data. The statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(rr)	Testing-the-Waters Communications. The Company has not (i) alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the written consent of the Representative and with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company confirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(ss)	Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the shares of Common Stock to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

Any certificate signed by any duly authorized officer of the Company and delivered to you or to the Underwriters’ counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

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2.	Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth:

(a)	The Company agrees to issue and sell the Shares to the several Underwriters, and each of the Underwriters, severally and not jointly, agree to purchase from the Company the number of Shares set forth opposite their respective names on Schedule I attached hereto and incorporated by reference herein. The purchase price for the Shares shall be $0.20 per Share.

(b)	The Shares will be delivered by the Company to the Representative, for the respective accounts of the several Underwriters, against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Aegis Capital Corp., 810 Seventh Avenue, 18th Floor, New York, NY 10019, or such other location as may be mutually acceptable, at 9:00 a.m. New York Time, on the third (3rd) (or if the Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. New York time, the fourth (4th) full business day following the date hereof, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act. The time and date of delivery of the Shares is referred to herein as the “Closing Date.” On the Closing Date, the Company shall deliver the Shares, which shall be registered in the name or names and shall be in such denominations as the Representative may request on behalf of the Underwriters at least one (1) business day before the Closing Date, to the respective accounts of the several Underwriters, which delivery shall be made through the facilities of the Depository Trust Company’s DWAC system.

(c)	Upon Company’s authorization of the release of the Shares, the Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

(d)	The documents to be delivered at each Closing Date by or on behalf of the parties hereto pursuant to Section 4 of this Agreement, including the cross receipt for the Securities and any additional documents requested by the Representative pursuant to Section 4 hereof, will be delivered at the offices of Robinson Brog Leinwand Greene Genovese & Gluck PC, 875 Third Avenue, 9th Floor, New York, NY 10022 (the “Closing Location”). By noon New York Time on the business day in New York that is next preceding each Closing Date, the final drafts of the documents to be delivered pursuant to the preceding sentence shall be available for review by the parties hereto.

(e)	On the Closing Date, the Company shall issue to the Representative (and/or its designees) the shares of Common Stock (the “Underwriter Shares”) equal two percent (2%) of the Shares sold to the investors in the offering other than to existing relationship investors listed on Exhibit B hereto, which shall be registered in the name or names and shall be in such denominations as the Representative may request on behalf of the Underwriters at least one (1) business day before the Closing Date. Except as provided in FINRA Rule 5110(g)(2), the Underwriter Shares have been deemed underwriting compensation by FINRA and therefore shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the Offering, pursuant to FINRA Rule 5110(g)(1).

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(f)	For the purposes of covering any over-allotments in connection with the distribution and sale of the Shares, the Company hereby grants to the Underwriters an option to purchase up to 3,375,000 additional shares of Common Stock, representing fifteen percent (15%) of the Shares sold in the offering, from the Company (the “Over-allotment Option”). Such 3,375,000 additional shares of Common Stock, the net proceeds of which will be deposited with the Company’s account, are hereinafter referred to as “Option Shares.” The purchase price to be paid per Option Share shall be equal to the price per Share set forth in Section 2(a) hereof. The Over-allotment Option granted pursuant to this Section 2(f) may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Shares within forty-five (45) days after the date of the Prospectus (as defined below). The Underwriters shall not be under any obligation to purchase any Option Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (the “Option Closing Date”), which shall not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Robinson Brog Leinwand Greene Genovese & Gluck P.C. or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Option Shares, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of Option Shares specified in such notice and (ii) each of the Underwriters, acting severally and not jointly, shall purchase that portion of the total number of Option Shares then being purchased as set forth in Schedule 1 opposite the name of such Underwriter. Payment for the Option Shares shall be made on the Option Closing Date shall be made using the identical procedure to the purchase of the Shares. The Option Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at one (1) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Shares except upon tender of payment by the Representative for applicable Option Shares.

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3.	Agreements.

The Company agrees with the Underwriters that:

(a)	Prior to the later of the last date on which a “settlement date,” if any, may occur, and the termination of the Offering, the Company will not file any amendment or supplement to the Registration Statement (including the Prospectus) unless the Company has furnished the Representative a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects, unless otherwise required by the Act or the Exchange Act. Subject to the foregoing sentence, the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Underwriters (1) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the Company’s intention to file, or prepare any supplement or amendment to, the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, (5) of the issuance by the Commission of any stop order or cease trade order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose, (6) of the receipt of any comments or communications from the Commission or any other regulatory authority relating to the Prospectus or the Registration Statement, and (7) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or cease trade order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or cease trade order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)	The Company will prepare and file the Prospectus with the Commission, promptly after the date of this Agreement in compliance with Rule 424(b) under the Act.

(c)	If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Pricing Disclosure Package, as of the Applicable Time, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (1) notify promptly the Underwriters so that any use of the Pricing Disclosure Package may cease until it is amended or supplemented, (2) subject to the first sentence of paragraph (a) of this Section 3, amend or supplement the Pricing Disclosure Package to correct such statement or omission, and (3) supply any amendment or supplement to the Underwriters in such quantities as they may reasonably request.

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(d)	If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with the use or delivery of the Prospectus, the Company promptly will (i) notify the Underwriters of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 3, an amendment or supplement to the Registration Statement or Prospectus or a new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(e)	As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Registration Statement (or, if later, the Effective Time of the any registration statement pursuant to Rule 462(b)) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the Company is required to file its Form 10-Q for the fourth fiscal quarter following the fiscal quarter that includes such Effective Time except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the Company is required to file its Form 10-K for the end of such fourth fiscal quarter.

(f)	The Company will use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds”.

(g)	The Company will use its best efforts to maintain the listing of the Shares and the Underwriter Shares on the Exchange.

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(h)	The Company will furnish to the Underwriters and counsel for the Underwriters signed copies of the Registration Statement and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in such circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus and any supplement thereto as any Underwriter may reasonably request.

(i)	The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(j)	The Company will not, without the prior written consent of the Representative, issue, offer, sell, contract to sell, pledge, or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company, directly or indirectly, including the filing (or participation in the filing) of a registration statement or prospectus with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any other shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement (the “Lock-Up Period”), except that the Company may: (i) file a registration statement or prospectus with the Commission in respect of the Securities and sell the Securities to the Underwriters pursuant to this Agreement, (ii) issue and sell Common Stock or grant performance shares, stock appreciation rights, options or other equity-based awards pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time or as proposed to be amended by the Company’s shareholders at the next annual meeting of shareholders, and (iii) issue Common Stock required to be issued during the Lock-Up Period pursuant to agreements in effect as of the Execution Time and issue Common Stock issuable upon the conversion of securities or the exercise of warrants or options outstanding at the Execution Time. Notwithstanding anything to the contrary in this paragraph, the Company shall be allowed to issue (i) Common Stock to employees pursuant to a shareholder approved stock option plan, incentive compensation plan, or employee stock purchase plan (each a “Plan” and collectively the “Plans”), and (ii) issue Common Stock that it has previously agreed to issue as disclosed in any of the Registration Statement, the Pricing Disclosure Package and the Prospectus. Additionally, during the Lock-up Period, the Company may register (i) on Form S-8, any shares underlying any Plan, and (ii) on Form S-1 or Form S-3, for resale of any shares that the Company has agreed to register pursuant to a Registration Rights Agreement that has been disclosed in any of the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Representative will not, without the prior written consent of the Company, issue, offer, sell, contract to sell, pledge, or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Representative or any affiliate of the Representative, directly or indirectly, including the filing (or participation in the filing) of a registration statement or prospectus with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any other shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement.

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(k)	The Company has, and will, comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(l)	The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(m)	The Company hereby agrees to pay on the Closing Date all expenses incident to the performance of the obligations of the Company under this Agreement in an aggregate amount not to exceed US$100,000, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Securities to be sold in the Offering with the Commission; (b) all filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of the Securities on the Exchange (to the extent relevant) and on such other stock exchanges as the Company and the Representative together determine; (d) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors; (e) all fees, expenses and disbursements relating to the registration or qualification of the Securities as the Representative may reasonably designate; (f) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (g) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, and, as appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Underwriters may reasonably deem necessary; (h) the costs and expenses of the public relations firm referred to in the engagement letter between the Company and the Representative; (i) the costs of preparing, printing and delivering certificates representing the Securities; (j) fees and expenses of the transfer agent for the shares of Common Stock; (k) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (l) the costs associated with post-Closing advertising the Offering in the national editions of the Wall Street Journal and New York Times; (m) the costs, associated with bound volumes of the public offering materials as well as commemorative mementos and Lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the Closing in such quantities as the Representative may reasonably request; (n) the fees and expenses of the Company’s accountants; (o) the reasonable fees and expenses of the Company’s legal counsel and other agents and representatives; (p) the reasonable fees and expenses of the Underwriters’ counsel; (q) the cost associated with the Underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for the Offering; (r) the Representative’s actual accountable “road show” expenses for the Offering; and (s) the Representative’s non-accountable expense allowance of 1% of the gross proceeds from the sale of the Shares. The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth herein to be paid by the Company to the Underwriters. Except as provided for in this Agreement, the Underwriters shall bear the costs and expenses incurred by them in connection with the sale of the Securities and the transactions contemplated thereby.

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(n)	The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and the Underwriters agree with the Company that, unless they have or shall have obtained the prior written consent of the Company, they have not made and will not make an offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule IV hereto. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (1) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (2) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(o)	The Company shall provide the Representative with a draft of any press release to be issued in connection with the Offering, and will provide the Representative and its counsel sufficient time to comment thereon and will issue such press release in a form reasonably acceptable to the Representative and its counsel.

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(p)	The Representative shall be compensated for any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing is both (i) provided by the Company by investors that were, during the thirty (30)-day engagement period (the “Engagement Period”) commencing on November 22, 2017 (pursuant to that certain Engagement Letter, dated November 22, 2017 (the “Engagement Letter”), between the Company and the Representative) and prior to the earlier of (x) the Representative’s receipt of a termination notice and (y) the end of the Engagement Period, brought “over-the-wall” by the Representative with the Company’s consent, and (ii) such Tail Financing is consummated at any time within the five (5) month period following the introduction to such investors subsequent to the signing of the Engagement Letter. The Representative shall be compensated as set forth in Paragraph 5 of the Engagement Letter. Notwithstanding the foregoing, no compensation shall be payable with respect to any amounts invested in any such Tail Financing by any pre-existing relationship investors set forth on Exhibit B hereto, or if this Offering fails to close due to the underwriter's negligence or willful misconduct or a breach of the Representative’s obligations under the Engagement Letter or this Agreement.

4.	Conditions to the Obligations of the Underwriters. The obligations of the Underwriters hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, the performance by the Company of its obligations hereunder and the following additional conditions:

(a)	If filing the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Act or the Securities Act Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission or the Underwriters for additional information (to be included in the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriters’ satisfaction.

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(b)	The Representative shall have received confirmation from Andrew Abramowitz PLLC that there are no claims to which its representation has been sought and that are outstanding in respect of the Company.

(c)	The Company shall have requested and caused Andrew Abramowitz PLLC, securities counsel for the Company, to have furnished to the Representative their written opinion and Rule 10b-5 negative assurance letter, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel.

(d)	The Representative shall have received the Rule 10b-5 negative assurance letter of Robinson Brog Leinwand Greene Genovese & Gluck PC, the Underwriters’ counsel, dated the Closing Date, and addressed to the Representative, with respect to such matters as the Underwriters may require, and the Company shall have furnished to Robinson Brog Leinwand Greene Genovese & Gluck PC such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(e)	The Representative shall have received the opinion of Fish & Richardson P.C., special intellectual property counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel.

(f)	The Company shall have furnished to the Representative a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company or any other officers of the Company acceptable to the Representative in its discretion, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Pricing Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i)	the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)	no stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, or (B) suspending or preventing the use of the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body;

(iii)	since the date of the most recent financial statements included in the Pricing Disclosure Package and the Prospectus, there has been no Material Adverse Change; and

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(iv)	the Company has complied with the terms and conditions of this Agreement on its part to be complied with up to the time of closing on the Closing Date.

(g)	The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its Subsidiaries in writing from the applicable Secretary of State of its jurisdiction of organization.

(h)	The Company shall have requested and caused the Auditors to have furnished to the Representative, at the Closing Date, a letter, dated as of the Closing Date, in form and substance satisfactory to the Representative, confirming that each is an independent registered public accounting firm within the meaning of the Securities Act and the Exchange Act and covering, without limitation, the Company’s audited financial statements as of and for the year ended June 30, 2017, and the Company’s audited financial statements as of and the year ended June 30, 2016, and the various financial disclosures related thereto contained in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Issuer Free Writing Prospectuses, if any.

(i)	The Company shall have requested and caused the Auditors to have furnished to the Representative, at the Closing Date, a letter, dated as of the Closing Date, in form and substance satisfactory to the Representative, confirming that it is an independent registered public accounting firm within the meaning of the Securities Act and the Exchange Act and covering, without limitation, the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Issuer Free Writing Prospectuses, if any.

(j)	Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (A) any change or decrease specified in the letters referred to in paragraph (h) of this Section 4 or (B) any Material Adverse Change, the effect of which, in any case referred to in clause (A) or (B) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(k)	FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(l)	Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Underwriters may reasonably request.

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(m)	The Company shall have filed a Listing of Additional Shares form with NYSE: American covering the Shares and the Underwriter Shares.

(n)	At the Execution Time, the Company shall have furnished to the Representative Lock-Up Agreements executed by the Lock-Up Parties.

If any of the conditions specified in this Section 4 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone confirmed in writing.

The documents required to be delivered by this Section 4 shall be delivered at the office of Robinson Brog Leinwand Greene Genovese & Gluck PC, counsel for the Underwriters, at the Closing Location, on the Closing Date.

5.	Indemnification and Contribution.

(a)	The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, directors and officers and employees, and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Company) arising out of: (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) an untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Prospectus), any Issuer Free Writing Prospectus or the Marketing Materials or in any other materials used in connection with the Offering, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Marketing Materials or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriters’ Information.

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(b)	Each Underwriter, severally and not jointly, will indemnify, defend and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), from and against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Marketing Materials or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Marketing Materials or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriters’ Information, and will reimburse such Underwriter Indemnified Party for any legal or other expenses reasonably incurred by it in connection with defending against any such loss, claim, damage, liability or action.

(c)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 5, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

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(d)	The indemnifying party under this Section 5 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)	If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each of the Underwriters on the other hand from the offering and sale of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each of the Underwriter on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by each of the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount of such Underwriter’s commissions actually received by such Underwriter pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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(f)	For purposes of this Agreement, each of the Underwriters confirms, and the Company acknowledges, that there is no information concerning any of the Underwriters furnished in writing to the Company by any of the Underwriters specifically for preparation of or inclusion in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, other than the Underwriters’ Information.

6.	Default by the Underwriter.

(a)	If any Underwriter or Underwriters shall default in its or their obligations to purchase any Security on the Closing Date and the aggregate number of the Security which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of such Security to be purchased by all Underwriters on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase such Security which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of the Security with respect to which such default or defaults occur is more than ten percent (10%) of the total number of such Security to be purchased by all Underwriters on such Closing Date and arrangements satisfactory to the remaining Underwriters and the Company for the purchase of such Security by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

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(b)	If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Securities of a defaulting Underwriter or Underwriters on such Closing Date as provided in this Section 6, (i) the Company shall have the right to postpone such Closing Date for a period of not more than five (5) full business days in order to permit the Company to effect whatever changes in the Registration Statement, the Prospectus, or in any other documents or arrangements, which may thereby be made necessary, and the Company agrees to promptly file any amendments to the Registration Statement or the Prospectus which may thereby be made necessary, and (ii) the respective numbers of the Securities to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or any other Underwriter for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 6 shall be without liability on the part of any non-defaulting Underwriters or the Company, (except in each case as provided in Sections 3(m), 5, 8 and 9), but nothing in this Agreement shall relieve a defaulting Underwriter of its liability, if any, to the Company for damages occasioned by its default hereunder).

7.	Termination.

(a)	This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such time (a) trading in the Company’s Common Stock or the Securities shall have been suspended by the Commission or the Exchange or trading in securities generally on the NYSE or the NASDAQ shall have been suspended or limited or minimum prices shall have been established on such exchange, or (b) a general banking moratorium shall have been declared by U.S. federal or New York State authorities or (c) there shall have occurred any outbreak or escalation of hostilities, or a declaration by the United States of a national emergency or war, major terrorist attack in a world commercial financial center, or other calamity or crisis, including a health epidemic, the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

(b)	The rights of termination contained in Section 7 may be exercised by the Representative and are in addition to any other rights or remedies the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of the Underwriters to the Company or on the part of the Company to the Underwriters except in respect of any liability which may have arisen prior to or arise after such termination under Sections 3(m), 5, 6, 8 and 9.

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(c)	In the event the Offering is terminated, the Underwriters will only be entitled to the reimbursement of out-of-pocket accountable expenses actually incurred in accordance with FINRA Rule 5110(f)(2)(D).

8.	Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 5 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 3(m), 5, 6, 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

9.	Reimbursement of Expenses. The Underwriters will be reimbursed for reasonable out-of-pocket expenses incurred in connection with the Offering, including the fees and disbursements of Underwriters’ counsel, in an aggregate amount not to exceed US$100,000; provided, however that the foregoing limitation on expenses will not limit in any respect the indemnification contemplated by Section 5 hereof.

10.	[Intentionally Omitted].

11.	Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, mailed, delivered or telefaxed to:

Aegis Capital Corp.
810 Seventh Avenue, 18th Floor
New York, New York 10019
Attn: David Bocchi, Managing Director of Investment Banking

Facsimile: (212) 813-1047

with a copy to:

Robinson Brog Leinwand Greene Genovese & Gluck PC

875 Third Avenue

New York, NY 10022

Attention: David E. Danovitch, Esq.
Facsimile: (212) 956-2164

Or, if sent to the Company, mailed, delivered or telefaxed to:

iBio, Inc.

600 Madison Avenue, Suite 1601

New York, New York 10022

Attention: Robert B. Kay

Facsimile: (302) 356-1173

35

with a copy to:

Andrew Abramowitz, PLLC

565 Fifth Avenue – 9th Floor
New York, NY 10017

Attention: Andrew Abramowitz, Esq.
Facsimile: (212) 972-8883

12.	Successors. This Agreement will inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 5 hereof, to the extent set forth in Section 5 hereof, and no other person will have any right or obligation hereunder.

13.	Severability. If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

14.	Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.	Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16.	Headings. The Section headings used herein are for convenience only and shall not affect the construction hereof.

17.	Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Agreement” means this Amended and Restated Underwriting Agreement dated as of November 30, 2017, by and between iBio, Inc. and Aegis Capital Corp. as Representative on behalf of the Several Underwriters. This Agreement amends and restates that certain Underwriting Agreement, dated November 29, 2017, between the Company and Aegis Capital Corp. as the representative of the several underwriters.

“Applicable Time” means 7:00 a.m., New York Time, on November 29, 2017.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” means the U.S. Securities and Exchange Commission.

36

“Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.

“Execution Time” means the date and time that this Agreement is executed and delivered by the parties to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Marketing Materials” means written roadshow materials prepared by or on behalf of the Company and used or referred to by the Company or with the Company’s express consent.

“Offering” means the offering and sale of the Shares.

“Pricing Disclosure Package” means any Issuer Free Writing Prospectus issued at or prior to the Applicable Time, the Pricing Prospectus and the information included on Schedule I-A hereto, all considered together.

“Registration Statement” means the registration statement referred to in Section 1(a) hereof including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended, on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430A,” “Rule 430B” and “Rule 433” refer to such rules under the Act.

“SEC Filings” means any filings made by the Company with the Commission.

“Trading Day” means any day on which the Exchange is open for trading.

18.	Arm’s Length Transaction. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of arm’s length contractual counterparties to the Company with respect to the Offering contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Underwriters are not advising the Company as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

37

19.	Authority of Representative. In connection with this Agreement, the Representative will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representative, will be binding on all the Underwriters.

20.	Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them with respect to the subject matter hereof.

[Signature Page to follow]

38

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriters.

Very truly yours,

iBio, INC.

By:	/s/Robert B. Kay
Name: Robert B. Kay
Title: Executive Chairman and CEO

AEGIS CAPITAL CORP.

By:	/s/ David A. Bocchi
Name: David A. Bocchi
Title: Head of Investment Banking

Acting on its own behalf and as Representative of the several Underwriters referred to in the foregoing Agreement

[Signature Page – Amended and Restated Underwriting Agreement]

39

SCHEDULE I

	Per share	Total Without Exercise of Over-Allotment Option	Total With Exercise of Over- Allotment Option
Public offering price	$0.20	$4,500,000	$5,175,000
Underwriter discount (1)	$0.014	$77,000	$124,250
Underwriter discount (pre-existing relationship investors) (2)	$0.007	$119,000	$119,000
Total Shares		22,500,000	25,875,000
Total Underwriter Shares		110,000	177,500

(1)	Shares issued to investors that do not have a pre-existing relationship with the Company.
(2)	Shares issued to the investors set forth on Exhibit B hereto that have a pre-existing relation with the Company.

I-1

SCHEDULE I-A

PRICING INFORMATION

Symbol:	IBIO

Securities:	(i) 22,500,000 shares of Common Stock at a price of $0.20 per Share (subject to adjustment).

Public Offering Price:	$0.20 per share.

Underwriting Discount per Share:	$0.014 per Share; $0.007 per Share for those investors listed on Exhibit B hereto.

Expected net proceeds to the Company	Approximately $4.18 million (after deducting the underwriting discount and estimated offering expenses payable by the Company)

Trade date:	November 29, 2017

Settlement date:	November 30, 2017

Underwriter:	Aegis Capital Corp.

II

SCHEDULE II

LOCK-UP AGREEMENT PARTIES

Robert B. Kay

Robert L. Erwin

James P. Mullaney

Terence Ryan, Ph.D.

General James T. Hill (ret.)

Glenn Chang

John D. McKey, Jr.

Philip K. Russell, M.D.

Seymour Flug

Arthur Y. Elliott, Ph.D.

Mark Giannone

Eastern Capital Limited

E. Gerald Kay

Carl DeSantis

2

SCHEDULE III

TESTING-THE-WATERS COMMUNICATIONS

•	None

1

SCHEDULE IV

PERMITTED FREE WRITING PROSPECTUSES

•	Press release, dated November 28, 2017, filed with the Commission on November 29, 2017.
•	Press release, dated November 29, 2017, filed with the Commission on November 29, 2017
•	Press release, dated November 30, 2017, to be filed with the Commission on November 29, 2017.

IV

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

Lock-Up Agreement

November 29, 2017

Aegis Capital Corp.

810 Seventh Avenue, 18th Floor

New York, NY 10019

Ladies and Gentlemen:

This agreement (“Lock-Up Agreement”) is being delivered to you in connection with the underwriting agreement (the “Underwriting Agreement”) to be entered into by iBio, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and you with respect to the proposed public offering of securities of the Company (the “Offering”) including shares of Common Stock (the “Securities”). Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Underwriting Agreement.

The execution and delivery by you of this Lock-Up Agreement is a condition to the closing of the Offering. In consideration of the closing of the Offering and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is ninety (90) days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of Aegis Capital Corp., (i) offer, sell, contract to sell, pledge, transfer, assign or otherwise dispose of (including, without limitation, by making any short sale, engage in any hedging, monetization or derivative transaction) or file (or participate in the filing of) a registration statement or prospectus with the U.S. Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder with respect to, any Securities or any securities of the Company that are substantially similar to the Securities, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities or any other securities of the Company that are substantially similar to the Securities or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Securities or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) transfers of Securities or any security convertible into or exercisable or exchangeable for Securities disposed of as bona fide gifts, (b) transactions by the undersigned relating to Securities or other securities of the Company acquired in open market transactions after the completion of the Offering, (c) entry into written trading plans for the sale or other disposition by the undersigned of Securities for purposes of complying with Rule 10b5-1 of the Exchange Act (“10b5-1 Plans”), provided that no sales or other distributions pursuant to a 10b5- 1 Plan may occur until the expiration of the Lock-Up Period, (d) transfers by the undersigned of Securities or any security convertible into or exercisable or exchangeable for Securities as a result of testate or intestate succession or bona fide estate planning, (e) transfers of Securities by the undersigned to a trust, partnership, limited liability company or other entity, the majority of the beneficial interests of which are held, directly or indirectly, by the undersigned, (f) distributions by the undersigned of Securities or any security convertible into or exercisable or exchangeable for Securities to limited partners or stockholders of the undersigned, (g) the exercise of an option or warrant or the conversion of a security outstanding on the date of this Lock-Up Agreement by the undersigned pursuant to the Company’s stock option and stock purchase plans; or (h) transactions by the undersigned relating to securities received as salary compensation from the Company in lieu of receiving such salary compensation in cash; provided that in the case of any such permitted transfer or distribution pursuant to clause (a), (d), (e), (f) or (g), each transferee, distributee or pledgee shall sign and deliver a lock-up letter substantially in the form of this Lock-Up Agreement.

A-1

The undersigned further agrees that, during the Lock-Up Period, the undersigned will not, without the prior written consent of Aegis Capital Corp., make any demand for, or exercise any right with respect to, the registration (or equivalent) of any Securities or any securities convertible into or exercisable or exchangeable for any Securities, or warrants or other rights to purchase any Securities.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities. The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to the Securities or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to Securities or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such Securities or other securities.

The undersigned hereby represents and warrants that it has full power and authority to enter into this Lock-Up Agreement and that such agreement is enforceable against it in accordance with its terms.

This Lock-Up Agreement constitutes the entire agreement and understanding between and among the parties with respect to the subject matter of this Lock-Up Agreement and supersedes any prior agreement, representation or understanding with respect to such subject matter.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed within the State of New York.

If (a) the Company notifies you in writing that it does not intend to proceed with the Offering, (b) the registration statement filed with the Commission with respect to the Offering is withdrawn or (c) for any reason the Underwriting Agreement shall be terminated prior to the Closing Date, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

[Signature Page Follows]

Very truly yours,

Signature:
Name:
Title:

EXHIBIT B

Pre-Existing Relationship Investors

Eastern Capital

Lincoln Park Capital

GHO Capital Partners

And their respective affiliates.

B-1

Exhibit 99.1

IBIO, INC. CLOSES $4,500,000 OFFERING OF COMMON STOCK

NEW YORK, NEW YORK, NOVEMBER 30, 2017 — IBIO, INC. (NYSE AMERICAN: IBIO) (“IBIO” OR THE “COMPANY”), today announced the closing of its previously announced public offering of 22,500,000 shares of its common stock at a price to the public of $0.20 per common share. Gross proceeds to the Company from this offering are approximately $4,500,000 before deducting underwriting discounts and commissions and other offering expenses payable by the Company.

Aegis Capital Corp. acted as the sole book-running manager for the offering.

A registration statement on Form S-3 (File No. 333-200410) relating to these securities has been filed with the Securities and Exchange Commission and became effective on December 2, 2014.

The offering was made by means of a prospectus supplement and accompanying prospectus. A copy of the prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, by contacting Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY 10019, telephone: 212-813-1010, e-mail: prospectus@aegiscap.com. Investors may also obtain these documents at no cost by visiting the SEC's website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About iBio, Inc.

iBio, a leader in developing plant-based biopharmaceuticals, provides a range of product and process development, analytical, and manufacturing services at the large-scale development and manufacturing facility of its subsidiary iBio CDMO, LLC in Bryan, Texas.  The facility houses laboratory and pilot-scale operations, as well as large-scale automated hydroponic systems capable of growing over four million plants as "in process inventory" and delivering over 300 kilograms of therapeutic protein pharmaceutical active ingredient per year.

iBio applies its technology for the benefit of its clients and the advancement of its own product interests. The Company’s pipeline is comprised of proprietary candidates for the treatment of a range of fibrotic diseases including idiopathic pulmonary fibrosis, systemic sclerosis, and scleroderma. IBIO-CFB03, based on the Company's proprietary gene expression technology, is the Company’s lead therapeutic candidate being advanced for IND development.

Further information is available at:  www.ibioinc.com

Cautionary Statement Regarding Forward Looking Statements

This release may contain "forward-looking statements" that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as "may", "will", "aim", "will likely result", "believe", "expect", "will continue", "anticipate", "estimate", "intend", "plan", "contemplate", "seek to", "future", "objective", "goal", "project", "should", "will pursue" and similar expressions or variations of such expressions. These forward-looking statements reflect the Company's current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the preliminary prospectus supplement, the accompanying prospectus, and the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact:

ICR, Inc.
Stephanie Carrington
Tel. +1 646-277-1282
stephanie.carrington@icrinc.com

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2017

iBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation or organization)

001-35023

(Commission File Number)

26-2797813

(I.R.S. Employer Identification Number)

600 Madison Avenue, Suite 1601, New York, NY 10022-1737

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (302) 355-0650

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 29, 2017, iBio, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (the “Underwriter”), relating to the issuance and sale of 22,500,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The public offering price for each share of Common Stock is $0.20.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

Pursuant to the Underwriting Agreement, subject to certain exceptions, (i) the Company agreed not to sell or otherwise dispose of any shares of Common Stock for a period ending 90 days after the date of the Underwriting Agreement and (ii) the Company’s officers, directors and certain key shareholders agreed not to sell or otherwise dispose of any of the Company’s Common Stock held by them for a period ending 90 days after the date of the Underwriting Agreement, in each case, without first obtaining the written consent of the Underwriter, subject to certain exceptions.

The Common Stock is being offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-200410) filed with the Securities and Exchange Commission (the “SEC”) on November 20, 2014, and declared effective by the SEC on December 2, 2014, and a preliminary and final prospectus supplement filed with the SEC in connection with the Company’s takedown relating to the offering. A copy of the opinion of Andrew Abramowitz, PLLC relating to the legality of the issuance and sale of the shares of Common Stock in the offering is attached as Exhibit 5.1 hereto.

The Company will pay the Underwriter a discount of 7% to the public offering price with respect to any shares purchased in this offering by investors, other than certain investors who have a pre-existing relationship with the Company, and a discount of 3.5% to the public offering price with respect to any shares purchased in this offering by certain investors who have a pre-existing relationship with the Company. In addition to the underwriting discounts, the Company has agreed to issue the Underwriter shares of its common stock equal to 2% of the aggregate shares of common stock sold in this offering, other than shares of common stock sold to certain investors who have a pre-existing relationship with the Company.

The net proceeds to the Company from the sale of the shares of Common Stock is expected to be approximately $4,180,000 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company, assuming no exercise by the Underwriter of the 45-day option which the Company has granted the Underwriter under the terms of the Underwriting Agreement to purchase up to an additional 3,375,000 shares of Common Stock to cover over-allotments, if any.

The Underwriting Agreement is filed as an exhibit to this report, and the description of the terms of the Underwriting Agreement in this report is qualified in its entirety by reference to such exhibit. The offering is expected to close on or about November 30, 2017, subject to customary closing conditions.

The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 29, 2017, by and between iBio, Inc. and Aegis Capital Corp.*
5.1	Opinion of Andrew Abramowitz, PLLC*
23.1	Consent of Andrew Abramowitz, PLLC (included in Opinion of Andrew Abramowitz, PLLC filed as Exhibit 5.1)*
99.1	Press Release, dated November 29, 2017, issued by iBio, Inc.*
99.2	Press Release, dated November 28, 2017, issued by iBio, Inc.*

*Filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: November 29, 2017	By:	/s/	Robert B. Kay
Robert B. Kay Executive Chairman and CEO

Exhibit 1.1

UNDERWRITING AGREEMENT

between

iBio, INC.

and

AEGIS CAPITAL CORP.,

as Representative of the Several Underwriters

November 29, 2017

Aegis Capital Corp.

810 Seventh Avenue, 18th Floor

New York, New York 10019

As the Representative of the Several Underwriters

Named on Schedule I hereto

Ladies and Gentlemen:

iBio, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), hereby proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom Aegis Capital Corp. is acting as the representative (the “Representative”), an aggregate of 22,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a price of $0.20 per share. The Shares and the Underwriter Shares (as defined below) are collectively referred to herein as the “Securities”. The Securities are more fully described in the Prospectus (as defined below).

Certain terms used herein are defined in Section 18 hereof.

2

1.	Representations and Warranties:

The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below) and as of the Closing Date as follows:

(a)	Filing of Registration Statement. The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and published rules and regulations thereunder (the “Securities Act Regulations”) adopted by the Securities and Exchange Commission (the “Commission”), a “shelf” Registration Statement (as hereinafter defined) on Form S-3 (File No. 333-200410), which became effective on December 2, 2014 (the “Effective Date”), including a base prospectus relating to the securities registered pursuant to such Registration Statement (the “Base Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement. The term “Registration Statement” as used in this Agreement means such registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Securities Act Regulations), as amended and/or supplemented to the date of this Agreement, including the Base Prospectus. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company, if required by the Securities Act Regulations of the Commission, will file the Prospectus (as defined below), with the Commission pursuant to Rule 424(b) under the Securities Act Regulations. The term “Prospectus,” as used in this Agreement means the prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations, or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement as of the Effective Date; provided that, if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Securities which differs from the prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) under the Securities Act Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act Regulations is hereafter called a “Preliminary Prospectus.” Any reference herein to the Registration Statement, Base Prospectus, Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the last to occur of the Effective Date, the date of the Preliminary Prospectus, or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed. If the Company has filed an abbreviated registration statement to register additional securities pursuant to Rule 462(b) under the Securities Act Regulations (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.

(b)	Exchange Act Registration. The Shares are registered pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

(c)	Subsidiaries. Other than the Company’s subsidiaries (the “Subsidiaries”) disclosed on Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017 filed with the Commission on September 15, 2017, and incorporated by reference in the Registration Statement, the Company has no direct or indirect subsidiaries.

3

(d)	Exchange Listing. The Common Stock is listed on the NYSE American (the “Exchange”) subject to official notice of issuance, and the Company has taken no action designed to, or likely to, have the effect of delisting the Common Stock from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company has filed an application for the Listing of Additional Shares with the Exchange to list the shares of Common Stock included in the Securities.

(e)	No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

(f)	Disclosures in Registration Statement.

(i)	Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Act and the Securities Act Regulations. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Act and the Securities Act Regulations. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

(ii)	Neither the Registration Statement nor any amendment thereto, at the time each part thereto became effective pursuant to the Securities Act Regulations, as of the date of this Agreement and at the Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading provided however that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Underwriters expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following disclosure: the names of the Underwriters contained on the cover page of the Pricing Prospectus and Prospectus and the following disclosure contained in the “Underwriting” section of the Prospectus: statements that relate to the amount of selling concession and re-allowance or to over-allotment and stabilization and related activities that may be undertaken by the Underwriters (collectively, the “Underwriters’ Information”);

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(iii)	The Pricing Disclosure Package, as of the Applicable Time, as of the date of this Agreement and at the Closing Date, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information. Each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information; and

(iv)	Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) and at the Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information.

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(g)	Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Pricing Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Act and the Securities Act Regulations to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company or its Subsidiaries is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company or its Subsidiaries, is in full force and effect in all material respects and is enforceable against the Company or its Subsidiaries and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company or its Subsidiaries, and neither the Company, its Subsidiaries nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company or its Subsidiaries of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental authority, agency or court, domestic or foreign, having jurisdiction over the Company, or its Subsidiaries or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

(h)	Prior Securities Transactions. Since the date of the filing with the Commission of the Company’s Annual Report on Form 10-K for the year ended June 30, 2017, no securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Preliminary Prospectus.

(i)	Regulations. The disclosures in the Registration Statement, the Pricing Disclosure Package and the Prospectus concerning the effects of federal, state, local and all foreign regulation on the Offering and the Company’s and its Subsidiaries’ business as currently contemplated are correct in all material respects and no other such regulations are required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus which are not so disclosed.

(j)	No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the financial position or results of operations of the Company or its Subsidiaries, nor any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company or its Subsidiaries (a “Material Adverse Change”); (ii) there have been no material transactions entered into by the Company or its Subsidiaries, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company or its Subsidiaries has resigned from any position with the Company or its Subsidiaries.

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(k)	Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(l)	Disclosures in Commission Filings. Since the date of the filing with the Commission of the Company’s Annual Report on Form 10-K for the year ended June 30, 2017: (i) none of the Company’s filings with the Commission contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) the Company has made all filings with the Commission required under the Exchange Act and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act Regulations”).

(m)	Independent Accountants of the Company. To the knowledge of the Company, CohnReznick LLP (the “Auditors”), whose reports are filed with the Commission as part of the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board. Additionally, the Auditors whose reports are filed with the Commission as part of the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm. The Auditors have not, during the periods covered by the financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

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(n)	Financial Statements, etc. of the Company. The financial statements, including the notes thereto and supporting schedules incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, comply in all material respects with the requirements of the Act and the Securities Act Regulations and fairly present the financial position and the results of operations of the Company and its Subsidiaries at the dates and for the periods to which they apply, as applicable; and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules incorporated by reference in the Registration Statement present fairly the information required to be stated therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Act or the Securities Act Regulations. The pro forma and pro forma as adjusted financial information and the related notes, if any, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Act and the Securities Act Regulations and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. Each of the Registration Statement, the Pricing Disclosure Package and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s or its Subsidiaries’ financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (ii) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (iii) there has not been any change in the capital stock of the Company, or, other than in the course of business, any grants under any stock compensation plan, and (iv) there has not been any material adverse change in the Company’s long-term or short-term debt. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus truly, accurately and fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(o)	[Intentionally Omitted].

(p)	Authorized Capital, Options, etc. The Company had, at the date or dates indicated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the Effective Date, as of the Applicable Time and on the Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock of the Company or any security convertible or exercisable into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

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(q)	Valid Issuance of Securities, etc.

(i)	Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The outstanding shares of Common Stock and all other issued securities of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The offers and sales of the outstanding shares of Common Stock and such issued securities were at all relevant times either registered under the Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements. All of the equity of the of the Company and its Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable, except as provided by applicable law, and, except as set forth in the Pricing Disclosure Package and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(ii)	Securities Sold Pursuant to this Agreement. The Securities have been duly authorized. The Shares (including the Underwriter Shares), when issued and delivered against payment therefore as provided herein will be validly issued, fully paid and non-assessable and free of any preemptive or similar rights and will conform to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Each Security conforms to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. All corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken.

(r)	Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or in any SEC Filings, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

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(s)	Validity and Binding Effect of Agreements. This Agreement, and all related agreements, have been duly and validly authorized by the Company, and, when executed and delivered, will constitute, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(t)	No Conflicts, etc. The execution, delivery and performance by the Company of this Agreement and all respective ancillary documents thereunder, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiary pursuant to the terms of any agreement or instrument to which the Company or any of its Subsidiaries is a party; (ii) result in any violation of the provisions of the Company’s Certificate of Incorporation (as the same may be amended or restated from time to time, the “Charter”) or the by-laws of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental authority as of the date hereof except in the case of (i) or (ii), such as would not result in a Material Adverse Change.

(u)	No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company or its subsidiary is a party or by which the Company or its subsidiary may be bound or to which any of the properties or assets of the Company or its subsidiary is subject. The Company is not in violation of any term or provision of its Charter or by-laws, and neither the Company nor its subsidiary is in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental authority, except such as would not result in a Material Adverse Change.

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(v)	Corporate Power; Licenses; Consents.

(i)	Conduct of Business. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or such as would not result in a Material Adverse Change, each of the Company and its subsidiary has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ii)	Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement, and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, and as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(w)	D&O Information. To the Company’s knowledge, all information concerning the Company’s and its subsidiary’s directors, officers and principal shareholders described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as well as in the Lock-Up Agreement (as defined below) provided to the Underwriters, is true and correct in all material respects and the Company has not become aware of any information which would cause such information to become materially inaccurate or incorrect.

(x)	Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company and/or its subsidiary or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or in connection with the Company’s listing application for the listing of the Shares on the Exchange, which, if determined adversely to the Company and its subsidiary, would have a Material Adverse Effect.

(y)	Good Standing. Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of organization as of the date hereof, and is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify, singularly or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Change.

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(z)	Insurance. Each of the Company and its subsidiary carries or is entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks which the Company believes are adequate, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(aa)	Transactions Affecting Disclosure to FINRA.

(i)	Finder’s Fees. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

(ii)	Payments Within Twelve (12) Months. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Date, other than the payment to the Underwriters as provided hereunder in connection with the Offering.

(iii)	Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(iv)	FINRA Affiliation. Other than as disclosed to the Representative in writing, there is no: (x) officer or director of the Company, (y) beneficial owner of 5% or more of any class of the Company’s securities or (z) beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

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(v)	Information. All information provided by the Company in its FINRA questionnaire to the Underwriters’ counsel specifically for use by the Underwriters’ counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

(bb)	Foreign Corrupt Practices Act. Neither the Company nor its subsidiary, nor to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or its subsidiary, or any other person acting on behalf of the Company or its subsidiary, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that: (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Change or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company or its Subsidiaries. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

(cc)	Compliance with OFAC. Neither the Company nor its Subsidiaries, nor to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or its Subsidiaries, or any other person acting on behalf of the Company or its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and neither the Company nor its Subsidiaries will, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(dd)	Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental authority involving the Company and/or its with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

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(ee)	Lock-Up Agreements. Schedule II hereto contains a complete and accurate list of the Company’s officers, directors and each beneficial owner of at least 5% of the Company’s outstanding shares of Common Stock (or securities convertible or exercisable into shares of Common Stock) (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Representative an executed Lock-Up Agreement, in the form attached hereto as Exhibit A (the “Lock-Up Agreement”), prior to the execution of this Agreement.

(ff)	Related Party Transactions. There are no business relationships or related party transactions involving the Company, its subsidiaries or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been described as required.

(gg)	Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Pricing Prospectus and the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Exchange Act, the Exchange Act Regulations, the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company and the listing rules of the Exchange. At least one member of the Audit Committee of the Board of Directors of the Company qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Exchange. In addition, at least a majority of the persons serving on the Board of Directors of the Company qualify as “independent,” as defined under the listing rules of the Exchange.

(hh)	Sarbanes-Oxley Compliance.

(i)	Disclosure Controls. Other than as disclosed in the SEC Filings, the Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act Regulations, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

(ii)	Compliance. The Company is, or at the Applicable Time and on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.

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(iii)	Accounting Controls. Each of the Company and its subsidiary maintains systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal controls. The Auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management; and (y) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ii)	No Investment Company Status. The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

(jj)	No Labor Disputes. No labor dispute with the employees of the Company or its Subsidiaries exists or, to the knowledge of the Company, is imminent.

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(kk)	Intellectual Property Rights. The Company and its Subsidiaries own or possess or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) necessary for the conduct of its business as currently carried on and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. To the knowledge of the Company, no action or use by the Company or its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the Registration Statement and the Prospectus will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company or its subsidiary; (B) there is no pending or, to the knowledge of the Company or its subsidiary, threatened action, suit, proceeding or claim by others challenging the rights of the Company or its Subsidiaries in or to any such Intellectual Property Rights, and neither the Company nor any of its Subsidiaries is aware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 1(kk), reasonably be expected to result in a Material Adverse Change; (C) the Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company or its Subsidiaries have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and neither the Company nor any of its Subsidiaries is aware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 1(kk), reasonably be expected to result in a Material Adverse Change; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, neither the Company nor any of its Subsidiaries has received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 1(kk), reasonably be expected to result in a Material Adverse Change; and (E) to the Company’s knowledge, no employee of the Company or its Subsidiaries is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or its Subsidiaries, or actions undertaken by the employee while employed with the Company or its Subsidiaries and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. To the Company’s knowledge, all material technical information developed by and belonging to the Company or its Subsidiaries which has not been patented has been kept confidential. Neither the Company nor its Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not described therein. The Registration Statement, the Pricing Disclosure Package and the Prospectus contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company or its Subsidiaries has been obtained or is being used by the Company or any of its Subsidiaries in violation of any contractual obligation binding on the Company, its any of its Subsidiaries or, to the Company’s knowledge, any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

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(ll)	Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or any of its Subsidiaries, as applicable. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Representative, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

(mm)	ERISA Compliance. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

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(nn)	Compliance with Laws. Each of the Company and its Subsidiaries: (A) is and at all times has been in compliance with all statutes, rules or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company or of its Subsidiaries (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; (B) has not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any product, service or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action; (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (G) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning or other notice or action relating to any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

(oo)	Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the time of effectiveness of the Registration Statement and any amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of any of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

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(pp)	Smaller Reporting Company. As of the time of filing of the Registration Statement, the Company was a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act Regulations.

(qq)	Industry Data. The statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(rr)	Testing-the-Waters Communications. The Company has not (i) alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the written consent of the Representative and with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company confirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(ss)	Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the shares of Common Stock to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

Any certificate signed by any duly authorized officer of the Company and delivered to you or to the Underwriters’ counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

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2.	Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth:

(a)	The Company agrees to issue and sell the Shares to the several Underwriters, and each of the Underwriters, severally and not jointly, agree to purchase from the Company the number of Shares set forth opposite their respective names on Schedule I attached hereto and incorporated by reference herein. The purchase price for the Shares shall be $0.20 per Share.

(b)	The Shares will be delivered by the Company to the Representative, for the respective accounts of the several Underwriters, against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Aegis Capital Corp., 810 Seventh Avenue, 18th Floor, New York, NY 10019, or such other location as may be mutually acceptable, at 9:00 a.m. New York Time, on the third (3rd) (or if the Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. New York time, the fourth (4th) full business day following the date hereof, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act. The time and date of delivery of the Shares is referred to herein as the “Closing Date.” On the Closing Date, the Company shall deliver the Shares, which shall be registered in the name or names and shall be in such denominations as the Representative may request on behalf of the Underwriters at least one (1) business day before the Closing Date, to the respective accounts of the several Underwriters, which delivery shall be made through the facilities of the Depository Trust Company’s DWAC system.

(c)	Upon Company’s authorization of the release of the Shares, the Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

(d)	The documents to be delivered at each Closing Date by or on behalf of the parties hereto pursuant to Section 4 of this Agreement, including the cross receipt for the Securities and any additional documents requested by the Representative pursuant to Section 4 hereof, will be delivered at the offices of Robinson Brog Leinwand Greene Genovese & Gluck PC, 875 Third Avenue, 9th Floor, New York, NY 10022 (the “Closing Location”). By noon New York Time on the business day in New York that is next preceding each Closing Date, the final drafts of the documents to be delivered pursuant to the preceding sentence shall be available for review by the parties hereto.

(e)	On the Closing Date, the Company shall issue to the Representative (and/or its designees) the shares of Common Stock (the “Underwriter Shares”) equal two percent (2%) of the Shares sold to the investors in the offering other than to existing relationship investors listed on Exhibit B hereto, which shall be registered in the name or names and shall be in such denominations as the Representative may request on behalf of the Underwriters at least one (1) business day before the Closing Date.

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(f)	For the purposes of covering any over-allotments in connection with the distribution and sale of the Shares, the Company hereby grants to the Underwriters an option to purchase up to 3,375,000 additional shares of Common Stock, representing fifteen percent (15%) of the Shares sold in the offering, from the Company (the “Over-allotment Option”). Such 3,375,000 additional shares of Common Stock, the net proceeds of which will be deposited with the Company’s account, are hereinafter referred to as “Option Shares.” The purchase price to be paid per Option Share shall be equal to the price per Share set forth in Section 2(a) hereof. The Over-allotment Option granted pursuant to this Section 2(f) may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Shares within forty-five (45) days after the date of the Prospectus (as defined below). The Underwriters shall not be under any obligation to purchase any Option Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (the “Option Closing Date”), which shall not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Robinson Brog Leinwand Greene Genovese & Gluck P.C. or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Option Shares, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of Option Shares specified in such notice and (ii) each of the Underwriters, acting severally and not jointly, shall purchase that portion of the total number of Option Shares then being purchased as set forth in Schedule 1 opposite the name of such Underwriter. Payment for the Option Shares shall be made on the Option Closing Date shall be made using the identical procedure to the purchase of the Shares. The Option Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at one (1) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Shares except upon tender of payment by the Representative for applicable Option Shares.

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3.	Agreements.

The Company agrees with the Underwriters that:

(a)	Prior to the later of the last date on which a “settlement date,” if any, may occur, and the termination of the Offering, the Company will not file any amendment or supplement to the Registration Statement (including the Prospectus) unless the Company has furnished the Representative a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects, unless otherwise required by the Act or the Exchange Act. Subject to the foregoing sentence, the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Underwriters (1) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the Company’s intention to file, or prepare any supplement or amendment to, the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, (5) of the issuance by the Commission of any stop order or cease trade order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose, (6) of the receipt of any comments or communications from the Commission or any other regulatory authority relating to the Prospectus or the Registration Statement, and (7) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or cease trade order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or cease trade order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)	The Company will prepare and file the Prospectus with the Commission, promptly after the date of this Agreement in compliance with Rule 424(b) under the Act.

(c)	If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Pricing Disclosure Package, as of the Applicable Time, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (1) notify promptly the Underwriters so that any use of the Pricing Disclosure Package may cease until it is amended or supplemented, (2) subject to the first sentence of paragraph (a) of this Section 3, amend or supplement the Pricing Disclosure Package to correct such statement or omission, and (3) supply any amendment or supplement to the Underwriters in such quantities as they may reasonably request.

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(d)	If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with the use or delivery of the Prospectus, the Company promptly will (i) notify the Underwriters of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 3, an amendment or supplement to the Registration Statement or Prospectus or a new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(e)	As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Registration Statement (or, if later, the Effective Time of the any registration statement pursuant to Rule 462(b)) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the Company is required to file its Form 10-Q for the fourth fiscal quarter following the fiscal quarter that includes such Effective Time except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the Company is required to file its Form 10-K for the end of such fourth fiscal quarter.

(f)	The Company will use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds”.

(g)	The Company will use its best efforts to maintain the listing of the Shares and the Underwriter Shares on the Exchange.

(h)	The Company will furnish to the Underwriters and counsel for the Underwriters signed copies of the Registration Statement and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in such circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus and any supplement thereto as any Underwriter may reasonably request.

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(i)	The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(j)	The Company will not, without the prior written consent of the Representative, issue, offer, sell, contract to sell, pledge, or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company, directly or indirectly, including the filing (or participation in the filing) of a registration statement or prospectus with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any other shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement (the “Lock-Up Period”), except that the Company may: (i) file a registration statement or prospectus with the Commission in respect of the Securities and sell the Securities to the Underwriters pursuant to this Agreement, (ii) issue and sell Common Stock or grant performance shares, stock appreciation rights, options or other equity-based awards pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time or as proposed to be amended by the Company’s shareholders at the next annual meeting of shareholders, and (iii) issue Common Stock required to be issued during the Lock-Up Period pursuant to agreements in effect as of the Execution Time and issue Common Stock issuable upon the conversion of securities or the exercise of warrants or options outstanding at the Execution Time. Notwithstanding anything to the contrary in this paragraph, the Company shall be allowed to issue (i) Common Stock to employees pursuant to a shareholder approved stock option plan, incentive compensation plan, or employee stock purchase plan (each a “Plan” and collectively the “Plans”), and (ii) issue Common Stock that it has previously agreed to issue as disclosed in any of the Registration Statement, the Pricing Disclosure Package and the Prospectus. Additionally, during the Lock-up Period, the Company may register (i) on Form S-8, any shares underlying any Plan, and (ii) on Form S-1 or Form S-3, for resale of any shares that the Company has agreed to register pursuant to a Registration Rights Agreement that has been disclosed in any of the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Representative will not, without the prior written consent of the Company, issue, offer, sell, contract to sell, pledge, or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Representative or any affiliate of the Representative, directly or indirectly, including the filing (or participation in the filing) of a registration statement or prospectus with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any other shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement.

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(k)	The Company has, and will, comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(l)	The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(m)	The Company hereby agrees to pay on the Closing Date all expenses incident to the performance of the obligations of the Company under this Agreement in an aggregate amount not to exceed US$100,000, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Securities to be sold in the Offering with the Commission; (b) all filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of the Securities on the Exchange (to the extent relevant) and on such other stock exchanges as the Company and the Representative together determine; (d) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors; (e) all fees, expenses and disbursements relating to the registration or qualification of the Securities as the Representative may reasonably designate; (f) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (g) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, and, as appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Underwriters may reasonably deem necessary; (h) the costs and expenses of the public relations firm referred to in the engagement letter between the Company and the Representative; (i) the costs of preparing, printing and delivering certificates representing the Securities; (j) fees and expenses of the transfer agent for the shares of Common Stock; (k) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (l) the costs associated with post-Closing advertising the Offering in the national editions of the Wall Street Journal and New York Times; (m) the costs, associated with bound volumes of the public offering materials as well as commemorative mementos and Lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the Closing in such quantities as the Representative may reasonably request; (n) the fees and expenses of the Company’s accountants; (o) the reasonable fees and expenses of the Company’s legal counsel and other agents and representatives; (p) the reasonable fees and expenses of the Underwriters’ counsel; (q) the cost associated with the Underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for the Offering; (r) the Representative’s actual accountable “road show” expenses for the Offering; and (s) the Representative’s non-accountable expense allowance of 1% of the gross proceeds from the sale of the Shares. The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth herein to be paid by the Company to the Underwriters. Except as provided for in this Agreement, the Underwriters shall bear the costs and expenses incurred by them in connection with the sale of the Securities and the transactions contemplated thereby.

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(n)	The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and the Underwriters agree with the Company that, unless they have or shall have obtained the prior written consent of the Company, they have not made and will not make an offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule IV hereto. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (1) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (2) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(o)	The Company shall provide the Representative with a draft of any press release to be issued in connection with the Offering, and will provide the Representative and its counsel sufficient time to comment thereon and will issue such press release in a form reasonably acceptable to the Representative and its counsel.

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(p)	The Representative shall be compensated for any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing is both (i) provided by the Company by investors that were, during the thirty (30)-day engagement period (the “Engagement Period”) commencing on November 22, 2017 (pursuant to that certain Engagement Letter, dated November 22, 2017 (the “Engagement Letter”), between the Company and the Representative) and prior to the earlier of (x) the Representative’s receipt of a termination notice and (y) the end of the Engagement Period, brought “over-the-wall” by the Representative with the Company's consent, and (ii) such Tail Financing is consummated at any time within the five (5) month period following the introduction to such investors subsequent to the signing of the Engagement Letter. The Representative shall be compensated as set forth in Paragraph 5 of the Engagement Letter. Notwithstanding the foregoing, no compensation shall be payable with respect to any amounts invested in any such Tail Financing by any pre-existing relationship investors set forth on Exhibit B hereto, or if this Offering fails to close due to the underwriter's negligence or willful misconduct or a breach of the Representative’s obligations under the Engagement Letter or this Agreement.

4.	Conditions to the Obligations of the Underwriters. The obligations of the Underwriters hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, the performance by the Company of its obligations hereunder and the following additional conditions:

(a)	If filing the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Act or the Securities Act Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission or the Underwriters for additional information (to be included in the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriters’ satisfaction.

(b)	The Representative shall have received confirmation from Andrew Abramowitz PLLC that there are no claims to which its representation has been sought and that are outstanding in respect of the Company.

(c)	The Company shall have requested and caused Andrew Abramowitz PLLC, securities counsel for the Company, to have furnished to the Representative their written opinion and Rule 10b-5 negative assurance letter, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel.

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(d)	The Representative shall have received the Rule 10b-5 negative assurance letter of Robinson Brog Leinwand Greene Genovese & Gluck PC, the Underwriters’ counsel, dated the Closing Date, and addressed to the Representative, with respect to such matters as the Underwriters may require, and the Company shall have furnished to Robinson Brog Leinwand Greene Genovese & Gluck PC such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(e)	The Representative shall have received the opinion of Fish & Richardson P.C., special intellectual property counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel.

(f)	The Company shall have furnished to the Representative a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company or any other officers of the Company acceptable to the Representative in its discretion, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Pricing Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i)	the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)	no stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, or (B) suspending or preventing the use of the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body;

(iii)	since the date of the most recent financial statements included in the Pricing Disclosure Package and the Prospectus, there has been no Material Adverse Change; and

(iv)	the Company has complied with the terms and conditions of this Agreement on its part to be complied with up to the time of closing on the Closing Date.

(g)	The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiary in writing from the applicable Secretary of State of its jurisdiction of organization.

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(h)	The Company shall have requested and caused the Auditors to have furnished to the Representative, at the Closing Date, a letter, dated as of the Closing Date, in form and substance satisfactory to the Representative, confirming that each is an independent registered public accounting firm within the meaning of the Securities Act and the Exchange Act and covering, without limitation, the Company’s audited financial statements as of and for the year ended June 30, 2017, and the Company’s audited financial statements as of and the year ended June 30, 2016, and the various financial disclosures related thereto contained in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Issuer Free Writing Prospectuses, if any.

(i)	The Company shall have requested and caused the Auditors to have furnished to the Representative, at the Closing Date, a letter, dated as of the Closing Date, in form and substance satisfactory to the Representative, confirming that it is an independent registered public accounting firm within the meaning of the Securities Act and the Exchange Act and covering, without limitation, the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Issuer Free Writing Prospectuses, if any.

(j)	Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (A) any change or decrease specified in the letters referred to in paragraph (h) of this Section 4 or (B) any Material Adverse Change, the effect of which, in any case referred to in clause (A) or (B) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(k)	FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(l)	Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Underwriters may reasonably request.

(m)	The Company shall have filed a Listing of Additional Shares form with NYSE: American covering the Shares and the Underwriter Shares.

(n)	At the Execution Time, the Company shall have furnished to the Representative Lock-Up Agreements executed by the Lock-Up Parties.

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If any of the conditions specified in this Section 4 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone confirmed in writing.

The documents required to be delivered by this Section 4 shall be delivered at the office of Robinson Brog Leinwand Greene Genovese & Gluck PC, counsel for the Underwriters, at the Closing Location, on the Closing Date.

5.	Indemnification and Contribution.

(a)	The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, directors and officers and employees, and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Company) arising out of: (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) an untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Prospectus), any Issuer Free Writing Prospectus or the Marketing Materials or in any other materials used in connection with the Offering, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Marketing Materials or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriters’ Information.

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(b)	Each Underwriter, severally and not jointly, will indemnify, defend and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), from and against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Marketing Materials or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Marketing Materials or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriters’ Information, and will reimburse such Underwriter Indemnified Party for any legal or other expenses reasonably incurred by it in connection with defending against any such loss, claim, damage, liability or action.

(c)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 5, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

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(d)	The indemnifying party under this Section 5 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)	If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each of the Underwriters on the other hand from the offering and sale of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each of the Underwriter on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by each of the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount of such Underwriter’s commissions actually received by such Underwriter pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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(f)	For purposes of this Agreement, each of the Underwriters confirms, and the Company acknowledges, that there is no information concerning any of the Underwriters furnished in writing to the Company by any of the Underwriters specifically for preparation of or inclusion in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, other than the Underwriters’ Information.

6.	Default by the Underwriter.

(a)	If any Underwriter or Underwriters shall default in its or their obligations to purchase any Security on the Closing Date and the aggregate number of the Security which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of such Security to be purchased by all Underwriters on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase such Security which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of the Security with respect to which such default or defaults occur is more than ten percent (10%) of the total number of such Security to be purchased by all Underwriters on such Closing Date and arrangements satisfactory to the remaining Underwriters and the Company for the purchase of such Security by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

(b)	If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Securities of a defaulting Underwriter or Underwriters on such Closing Date as provided in this Section 6, (i) the Company shall have the right to postpone such Closing Date for a period of not more than five (5) full business days in order to permit the Company to effect whatever changes in the Registration Statement, the Prospectus, or in any other documents or arrangements, which may thereby be made necessary, and the Company agrees to promptly file any amendments to the Registration Statement or the Prospectus which may thereby be made necessary, and (ii) the respective numbers of the Securities to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or any other Underwriter for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 6 shall be without liability on the part of any non-defaulting Underwriters or the Company, (except in each case as provided in Sections 3(m), 5, 8 and 9), but nothing in this Agreement shall relieve a defaulting Underwriter of its liability, if any, to the Company for damages occasioned by its default hereunder).

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7.	Termination.

(a)	This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such time (a) trading in the Company’s Common Stock or the Securities shall have been suspended by the Commission or the Exchange or trading in securities generally on the NYSE or the NASDAQ shall have been suspended or limited or minimum prices shall have been established on such exchange, or (b) a general banking moratorium shall have been declared by U.S. federal or New York State authorities or (c) there shall have occurred any outbreak or escalation of hostilities, or a declaration by the United States of a national emergency or war, major terrorist attack in a world commercial financial center, or other calamity or crisis, including a health epidemic, the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

(b)	The rights of termination contained in Section 7 may be exercised by the Representative and are in addition to any other rights or remedies the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of the Underwriters to the Company or on the part of the Company to the Underwriters except in respect of any liability which may have arisen prior to or arise after such termination under Sections 3(m), 5, 6, 8 and 9.

(c)	In the event the Offering is terminated, the Underwriters will only be entitled to the reimbursement of out-of-pocket accountable expenses actually incurred in accordance with FINRA Rule 5110(f)(2)(D).

8.	Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 5 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 3(m), 5, 6, 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

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9.	Reimbursement of Expenses. The Underwriters will be reimbursed for reasonable out-of-pocket expenses incurred in connection with the Offering, including the fees and disbursements of Underwriters’ counsel, in an aggregate amount not to exceed US$100,000; provided, however that the foregoing limitation on expenses will not limit in any respect the indemnification contemplated by Section 5 hereof.

10.	[Intentionally Omitted].

11.	Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, mailed, delivered or telefaxed to:

Aegis Capital Corp.

810 Seventh Avenue, 18th Floor

New York, New York 10019

Attn: David Bocchi, Managing Director of Investment Banking

Facsimile: (212) 813-1047

with a copy to:

Robinson Brog Leinwand Greene Genovese & Gluck PC

875 Third Avenue

New York, NY 10022

Attention: David E. Danovitch, Esq.

Facsimile: (212) 956-2164

Or, if sent to the Company, mailed, delivered or telefaxed to:

iBio, Inc.

600 Madison Avenue, Suite 1601

New York, New York 10022

Attention: Robert B. Kay

Facsimile: (302) 356-1173

with a copy to:

Andrew Abramowitz, PLLC

565 Fifth Avenue – 9th Floor

New York, NY 10017

Attention: Andrew Abramowitz, Esq.

Facsimile: (212) 972-8883

12.	Successors. This Agreement will inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 5 hereof, to the extent set forth in Section 5 hereof, and no other person will have any right or obligation hereunder.

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13.	Severability. If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

14.	Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.	Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16.	Headings. The Section headings used herein are for convenience only and shall not affect the construction hereof.

17.	Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Agreement” means this Underwriting Agreement dated as of November 29, 2017, by and between iBio, Inc. and Aegis Capital Corp. as Representative on behalf of the Several Underwriters.

“Applicable Time” means 7:00 a.m., New York Time, on November 29, 2017.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” means the U.S. Securities and Exchange Commission.

“Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.

“Execution Time” means the date and time that this Agreement is executed and delivered by the parties to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

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“Marketing Materials” means written roadshow materials prepared by or on behalf of the Company and used or referred to by the Company or with the Company’s express consent.

“Offering” means the offering and sale of the Shares.

“Pricing Disclosure Package” means any Issuer Free Writing Prospectus issued at or prior to the Applicable Time, the Pricing Prospectus and the information included on Schedule I-A hereto, all considered together.

“Registration Statement” means the registration statement referred to in Section 1(a) hereof including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended, on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430A,” “Rule 430B” and “Rule 433” refer to such rules under the Act.

“SEC Filings” means any filings made by the Company with the Commission.

“Trading Day” means any day on which the Exchange is open for trading.

18.	Arm’s Length Transaction. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of arm’s length contractual counterparties to the Company with respect to the Offering contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Underwriters are not advising the Company as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

19.	Authority of Representative. In connection with this Agreement, the Representative will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representative, will be binding on all the Underwriters.

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20.	Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them with respect to the subject matter hereof.

[Signature Page to follow]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriters.

Very truly yours,

iBio, INC.

By:	/s/ Robert B. Kay
Name: Robert B. Kay
Title: CEO

AEGIS CAPITAL CORP.

By:	/s/ David A. Bocchi
Name: David A. Bocchi
Title: Head of Investment Banking

Acting on its own behalf and as Representative of the several Underwriters referred to in the foregoing Agreement

[Signature Page – Underwriting Agreement]

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SCHEDULE I

	Per share	Total Without Exercise of Over-Allotment Option	Total With Exercise of Over- Allotment Option
Public offering price	$0.20	$4,500,000	$5,175,000
Underwriter discount (1)	$0.014	$77,000	$124,250
Underwriter discount (pre-existing relationship investors) (2)	$0.007	$119,000	$119,000
Total Shares		22,500,000	3,375,000
Total Underwriter Shares		110,000	177,500

I-1

SCHEDULE I-A

PRICING INFORMATION

Symbol:	IBIO

Securities:	(i) 22,500,000 shares of Common Stock at a price of $0.20 per Share (subject to adjustment).

Public Offering Price:	$0.20 per share.

Underwriting Discount per Share:	$0.014 per Share; $0.007 per Share for those investors listed on Exhibit B hereto.

Expected net proceeds to the Company	Approximately $4.18 million (after deducting the underwriting discount and estimated offering expenses payable by the Company)

Trade date:	November 29, 2017

Settlement date:	November 30, 2017

Underwriter:	Aegis Capital Corp.

II

SCHEDULE II

LOCK-UP AGREEMENT PARTIES

Robert B. Kay

Robert L. Erwin

James P. Mullaney

Terence Ryan, Ph.D.

General James T. Hill (ret.)

Glenn Chang

John D. McKey, Jr.

Philip K. Russell, M.D.

Seymour Flug

Arthur Y. Elliott, Ph.D.

Mark Giannone

Eastern Capital Limited

E. Gerald Kay

Carl DeSantis

2

SCHEDULE III

TESTING-THE-WATERS COMMUNICATIONS

•	None

1

SCHEDULE IV

PERMITTED FREE WRITING PROSPECTUSES

•	Press release, dated November 28, 2017, filed with the Commission on November 29, 2017.

•	Press release, dated December 1, 2017, to be filed with the Commission on December 1, 2017.

IV

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

Lock-Up Agreement

November 29, 2017

Aegis Capital Corp.

810 Seventh Avenue, 18th Floor

New York, NY 10019

Ladies and Gentlemen:

This agreement (“Lock-Up Agreement”) is being delivered to you in connection with the underwriting agreement (the “Underwriting Agreement”) to be entered into by iBio, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and you with respect to the proposed public offering of securities of the Company (the “Offering”) including shares of Common Stock (the “Securities”). Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Underwriting Agreement.

The execution and delivery by you of this Lock-Up Agreement is a condition to the closing of the Offering. In consideration of the closing of the Offering and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is ninety (90) days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of Aegis Capital Corp., (i) offer, sell, contract to sell, pledge, transfer, assign or otherwise dispose of (including, without limitation, by making any short sale, engage in any hedging, monetization or derivative transaction) or file (or participate in the filing of) a registration statement or prospectus with the U.S. Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder with respect to, any Securities or any securities of the Company that are substantially similar to the Securities, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities or any other securities of the Company that are substantially similar to the Securities or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Securities or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) transfers of Securities or any security convertible into or exercisable or exchangeable for Securities disposed of as bona fide gifts, (b) transactions by the undersigned relating to Securities or other securities of the Company acquired in open market transactions after the completion of the Offering, (c) entry into written trading plans for the sale or other disposition by the undersigned of Securities for purposes of complying with Rule 10b5-1 of the Exchange Act (“10b5-1 Plans”), provided that no sales or other distributions pursuant to a 10b5- 1 Plan may occur until the expiration of the Lock-Up Period, (d) transfers by the undersigned of Securities or any security convertible into or exercisable or exchangeable for Securities as a result of testate or intestate succession or bona fide estate planning, (e) transfers of Securities by the undersigned to a trust, partnership, limited liability company or other entity, the majority of the beneficial interests of which are held, directly or indirectly, by the undersigned, (f) distributions by the undersigned of Securities or any security convertible into or exercisable or exchangeable for Securities to limited partners or stockholders of the undersigned, (g) the exercise of an option or warrant or the conversion of a security outstanding on the date of this Lock-Up Agreement by the undersigned pursuant to the Company’s stock option and stock purchase plans; or (h) transactions by the undersigned relating to securities received as salary compensation from the Company in lieu of receiving such salary compensation in cash; provided that in the case of any such permitted transfer or distribution pursuant to clause (a), (d), (e), (f) or (g), each transferee, distributee or pledgee shall sign and deliver a lock-up letter substantially in the form of this Lock-Up Agreement.

A-1

The undersigned further agrees that, during the Lock-Up Period, the undersigned will not, without the prior written consent of Aegis Capital Corp., make any demand for, or exercise any right with respect to, the registration (or equivalent) of any Securities or any securities convertible into or exercisable or exchangeable for any Securities, or warrants or other rights to purchase any Securities.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities. The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to the Securities or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to Securities or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such Securities or other securities.

The undersigned hereby represents and warrants that it has full power and authority to enter into this Lock-Up Agreement and that such agreement is enforceable against it in accordance with its terms.

This Lock-Up Agreement constitutes the entire agreement and understanding between and among the parties with respect to the subject matter of this Lock-Up Agreement and supersedes any prior agreement, representation or understanding with respect to such subject matter.

A-2

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed within the State of New York.

If (a) the Company notifies you in writing that it does not intend to proceed with the Offering, (b) the registration statement filed with the Commission with respect to the Offering is withdrawn or (c) for any reason the Underwriting Agreement shall be terminated prior to the Closing Date, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

[Signature Page Follows]

A-3

Very truly yours,

Signature:
Name:
Title:

A-4

EXHIBIT B

Pre-Existing Relationship Investors

Eastern Capital

Lincoln Park Capital

GHO Capital Partners

And their respective affiliates.

Exhibit 5.1

ANDREW ABRAMOWITZ, PLLC

565 Fifth Avenue, 9th Floor

New York, New York 10017

November 29, 2017

iBio, Inc.

600 Madison Avenue, Suite 1601

New York, New York 10022

Dear Sirs:

We have acted as special counsel for iBio, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (File No. 333-200410) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and declared effective by the Commission on December 2, 2014, the prospectus included therein (the “Prospectus”) and the prospectus supplement, dated November 28, 2017 (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Securities Act.

The Prospectus Supplement pertains to an underwritten offering (the “Offering”) pursuant to the Underwriting Agreement, dated November 29, 2017, between the Company and Aegis Capital Corp, as representative of the underwriters named therein (the “Underwriting Agreement”) and relates to the issuance and sale by the Company of 22,500,000 shares of common stock (the “Firm Shares”), par value $0.001 per share, of the Company (“Common Stock”), and up to 3,375,000 shares of Common Stock (the “Option Shares”) that may be sold pursuant to the exercise of a 45-day over-allotment option granted by the Company.

We understand that the Firm Shares and, if applicable, the Option Shares are to be issued by the Company and sold by the Underwriters, as described in the Registration Statement, the Prospectus and the Prospectus Supplement, pursuant to the Underwriting Agreement filed as Exhibit 1.1 to the Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.

We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on originals or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

Based upon the foregoing, and the laws of the State of Delaware, we are of the opinion that the issuance and sale of the Firm Shares and, if applicable, the Option Shares have been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement and in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to our firm therein and in the Prospectus and the Prospectus Supplement under the caption “Legal Matters.”

Very truly yours,

/s/ Andrew Abramowitz, PLLC
ANDREW ABRAMOWITZ, PLLC

Exhibit 99.1

IBIO, INC. PRICES $4,500,000 FIRM COMMITMENT OFFERING OF COMMON STOCK

NEW YORK, NEW YORK, NOVEMBER 29, 2017 — IBIO, INC. (NYSE AMERICAN: IBIO) (“IBIO” OR THE “COMPANY”), today announced the pricing of a firm commitment public offering of 22,500,000 shares of its common stock at a price to the public of $0.20 per share. The gross proceeds to the Company from this offering are expected to be approximately $4,500,000, before deducting underwriting discounts and commissions and other estimated offering expenses. In addition, iBio has granted the underwriters a 45-day option to purchase up to 3,375,000 additional shares of common stock at the public offering price, less the underwriting discounts and commissions. The offering is expected to close on November 30, 2017, subject to customary closing conditions.

Aegis Capital Corp. is acting as the sole book-running manager for the offering.

A registration statement on Form S-3 (File No. 333-200410) relating to these securities has been filed with the Securities and Exchange Commission and became effective on December 2, 2014.

The offering will be made only by means of a prospectus supplement and accompanying prospectus. A copy of the prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, by contacting Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY 10019, telephone: 212-813-1010, e-mail: prospectus@aegiscap.com. Investors may also obtain these documents at no cost by visiting the SEC's website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About iBio, Inc.

iBio, a leader in developing plant-based biopharmaceuticals, provides a range of product and process development, analytical, and manufacturing services at the large-scale development and manufacturing facility of its subsidiary iBio CDMO, LLC in Bryan, Texas.  The facility houses laboratory and pilot-scale operations, as well as large-scale automated hydroponic systems capable of growing over four million plants as "in process inventory" and delivering over 300 kilograms of therapeutic protein pharmaceutical active ingredient per year.

iBio applies its technology for the benefit of its clients and the advancement of its own product interests. The Company’s pipeline is comprised of proprietary candidates for the treatment of a range of fibrotic diseases including idiopathic pulmonary fibrosis, systemic sclerosis, and scleroderma. IBIO-CFB03, based on the Company's proprietary gene expression technology, is the Company’s lead therapeutic candidate being advanced for IND development.

Further information is available at:  www.ibioinc.com

Cautionary Statement Regarding Forward Looking Statements

This release may contain "forward-looking statements" that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as "may", "will", "aim", "will likely result", "believe", "expect", "will continue", "anticipate", "estimate", "intend", "plan", "contemplate", "seek to", "future", "objective", "goal", "project", "should", "will pursue" and similar expressions or variations of such expressions. These forward-looking statements reflect the Company's current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the preliminary prospectus supplement, the accompanying prospectus, and the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact:

ICR, Inc.
Stephanie Carrington
Tel. +1 646-277-1282
stephanie.carrington@icrinc.com

Exhibit 99.2

IBIO, INC. ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

NEW YORK, NEW YORK, NOVEMBER 28, 2017 — IBIO, INC. (NASDAQ: IBIO) (“IBIO” OR THE “COMPANY”) announced today that it intends to launch an offering of shares of its common stock for sale in an underwritten public offering. The Company’s launch of the offering contemplates the use of the net proceeds for working capital of the Company and potentially its subsidiaries, short-term interest-bearing investment grade instruments, and to fund other general corporate purposes. If the Company proceeds with the offering, it will be subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Aegis Capital Corp. is acting as the sole book-running manager for the offering.

The shares of common stock described above would be offered by the Company pursuant to a shelf registration statement (File No. 333-200410) that was previously filed with, and declared effective by, the Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement and accompanying prospectus relating to the launch of the offering will be filed with the SEC and will be available on the SEC's website located at www.sec.gov.  Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, from Aegis Capital Corp., 810 7th Avenue, 18th Floor, New York, NY 10019 or via telephone at 212-813-1010 or email: prospectus@aegiscap.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About iBio, Inc.

iBio, a leader in developing plant-based biopharmaceuticals, provides a range of product and process development, analytical, and manufacturing services at the large-scale development and manufacturing facility of its subsidiary iBio CDMO, LLC in Bryan, Texas.  The facility houses laboratory and pilot-scale operations, as well as large-scale automated hydroponic systems capable of growing over four million plants as "in process inventory" and delivering over 300 kilograms of therapeutic protein pharmaceutical active ingredient per year.

iBio applies its technology for the benefit of its clients and the advancement of its own product interests. The Company’s pipeline is comprised of proprietary candidates for the treatment of a range of fibrotic diseases including idiopathic pulmonary fibrosis, systemic sclerosis, and scleroderma. IBIO-CFB03, based on the Company's proprietary gene expression technology, is the Company’s lead therapeutic candidate being advanced for IND development.

Further information is available at:  www.ibioinc.com

Cautionary Statement Regarding Forward Looking Statements

This release may contain "forward-looking statements" that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as "may", "will", "aim", "will likely result", "believe", "expect", "will continue", "anticipate", "estimate", "intend", "plan", "contemplate", "seek to", "future", "objective", "goal", "project", "should", "will pursue" and similar expressions or variations of such expressions. These forward-looking statements reflect the Company's current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the preliminary prospectus supplement, the accompanying prospectus, and the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact:

ICR, Inc.
Stephanie Carrington
Tel. +1 646-277-1282
stephanie.carrington@icrinc.com

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

iBio, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear iBio Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of iBio, Inc., a Delaware corporation (“iBio” or the “Company”). The meeting will be held on Tuesday, December 19, 2017, at 10:00 a.m. local time at the Omni Berkshire Place Hotel, 21 East 52nd Street, New York, New York.

At the annual meeting, you will be asked to consider and act upon the following matters:

1.	To elect two directors each to serve as Class III directors for a three year term expiring at the 2020 annual meeting of stockholders or until successors have been duly elected and qualified;
2.	To ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018;
3.	To approve an advisory vote on executive compensation (“say-on-pay”);
4.	To approve an amendment to our certificate of incorporation, as amended, increasing the number of authorized shares of our common stock from 175 million shares to 275 million shares;
5.	To approve an amendment to our 2008 Omnibus Equity Incentive Plan, as amended, to increase the number of shares of our common stock authorized for issuance thereunder from 15 million shares to 25 million shares; and
6.	To transact any other business properly brought before the annual meeting.

These matters are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. A proxy is included along with the Proxy Statement. These materials are being sent to stockholders on or about November 27, 2017. Along with the attached Proxy Statement, we are sending to you our Annual Report on Form 10-K for the fiscal year ended June 30, 2017. Such annual report, which includes our audited financial statements, is not to be regarded as proxy solicitation material.

Your vote is important. Whether or not you plan to attend the annual meeting, I urge you to take a moment to vote on the items in this year’s Proxy Statement. Voting takes only a few minutes, and it will ensure that your shares are represented at the annual meeting.

Sincerely,
November 27, 2017	Robert B. Kay Executive Chairman and Chief Executive Officer

iBIO, INC.
600 Madison Avenue, Suite 1601
New York, NY 10022

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

Date	Tuesday, December 19, 2017
Time	10:00 a.m. (Eastern time)
Place	Omni Berkshire Place Hotel, 21 East 52nd Street, New York, New York
Items of Business	1. To elect two directors each to serve as Class III directors for a three year term expiring at the 2020 annual meeting of stockholders or until successors have been duly elected and qualified;
2. To ratify the selection of CohnReznick LLP as our independent registered public accounting firm for the current fiscal year ending June 30, 2018;
3. To approve an advisory vote on executive compensation;
4. To approve an amendment to our certificate of incorporation, as amended, to increase the number of authorized shares of common stock from 175 million to 275 million shares; and
5. To approve an amendment to our 2008 Omnibus Equity Incentive Plan, as amended, to increase the number of shares of our common stock authorized for issuance thereunder from 15 million shares to 25 million shares;
6. To transact such other business as may properly come before the annual meeting or any adjournment thereof.
Record Date	You are entitled to notice of, and to vote at the annual meeting and any adjournments of that meeting, if you were a stockholder of record at the close of business on November 16, 2017.
Voting by Proxy	Please submit the enclosed proxy as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions regarding voting, please refer to the Questions and Answers beginning on page 1 of the Proxy Statement and the instructions on your proxy card.
Submitting your proxy will not affect your right to attend the meeting and vote. A stockholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the annual meeting, by delivering a subsequent proxy or notifying the inspector of elections in writing of such revocation.

By Order of the Board of Directors,

Elizabeth Moyle, Secretary
New York, New York
November 27, 2017

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AND YOUR PROXY IS REVOCABLE AT YOUR OPTION BEFORE IT IS EXERCISED.

iBIO, INC.
600 Madison Avenue, Suite 1601
New York, NY 10022

PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

PROXY AND VOTING

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:

The notice of annual meeting of stockholders, the proxy statement and the Company’s Annual Report on Form 10-K for the year ended June 30, 2017 are available electronically to the Company’s stockholders of record as of the close of business on November 16, 2017 at http://www.cstproxy.com/ibioinc/am2017.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING

Q.	Why am I receiving this proxy statement?
A.	We have made this proxy statement available to you because the Board of Directors of iBio is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders to be held on December 19, 2017 (the “Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote by proxy by completing and returning the enclosed proxy card.
Q.	Who can vote at the Annual Meeting?
A.	Only stockholders of record at the close of business on November 16, 2017, the record date for the Annual Meeting (the “Record Date”), will be entitled to vote at the Annual Meeting. On the Record Date, there were 92,818,510 shares of common stock, $0.001 par value per share, outstanding and entitled to vote at the annual meeting. On the Record Date there was one share of the Company’s iBio CMO Preferred Tracking Stock, par value, $0.001 per share (“Preferred Tracking Stock”) outstanding. The Preferred Tracking Stock is not entitled to vote on the proposals described in this proxy statement.

Stockholder of Record: Shares Registered in Your Name — If on the Record Date your shares of common stock were registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by returning the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank — If on the Record Date your shares of common stock were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

Q.	What is a proxy card?
A.	The proxy card enables you to appoint Robert B. Kay, our executive chairman, and Robert Erwin, our president, or either of them, as your representatives at the Annual Meeting. By completing and returning the proxy card, you are authorizing Messrs. Kay and Erwin to vote your shares at the Annual Meeting as you have instructed on the proxy card. If you do not specify on the proxy card how your shares should be voted, your shares will be voted as recommended by our Board of Directors. By returning the proxy card to us, you can vote your shares whether or not you attend the Annual Meeting.
Q.	How many votes do I have?
A.	On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

Q.	What is the quorum requirement?
A.	A quorum will be present if stockholders holding a majority of the outstanding shares of common stock on the Record Date are present at the Annual Meeting in person or represented by proxy. On the Record Date, there were 92,818,510 shares of common stock outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting may adjourn the meeting to another date.

Q.	What am I voting on?
A.	There are five matters scheduled for a vote:
•	The election of two directors each to serve as Class III directors for a three year term expiring at the 2020 annual meeting of stockholders or until their respective successors have been duly elected and qualified;
•	The ratification of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018;
•	The approval of an advisory vote on the compensation of our named executive officers (the “Say-On-Pay Proposal”);
•	The approval of an amendment to our certificate of incorporation, as amended, to increase the number of authorized shares of our common stock from 175 million shares to 275 million shares; and
•	The approval of an amendment to our 2008 Omnibus Equity Incentive Plan, as amended, to increase the number of shares of our common stock authorized for issuance thereunder from 15 million shares to 25 million shares.

As of the date of this proxy statement, we are not aware of any business expected to come before or be transacted at the Annual Meeting other than the matters described above.

Q.	How do I vote?
A.	For Proposal 1, you may either vote “FOR” all the nominees for director or you may abstain from voting for any nominee you specify. For Proposals 2, 3, 4 and 5, you may vote “FOR” or “AGAINST” or you may abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name — If you are a stockholder of record, you may vote in person at the Annual Meeting or you can vote by returning the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or other Agent — If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received this proxy statement from that organization rather than from iBio. Simply follow the voting instructions provided by that organization. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Q.	What if I return a proxy card but do not make specific choices?
A.	If you properly submit your proxy and do not revoke it, the proxy holders will vote your shares in accordance with your instructions. If your properly completed proxy gives no instructions, and you are a shareholder of record, then the persons named as proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. If you are a beneficial owner of shares registered in the name of a broker, bank or other agent and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Q.	How may I change or revoke my vote after submitting my proxy?
A.	You may change or revoke your proxy at any time before the Annual Meeting. You may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy with a later date. Only the most recently dated proxy will be counted.
•	You may send written notice in time for receipt by us prior to the Annual Meeting that you are revoking your proxy. Such notice should be sent us c/o of our Secretary, iBio, Inc., 600 Madison Avenue, Suite 1601, New York, NY 10022.
•	You may attend the Annual Meeting, request that your proxy be revoked and vote in person as instructed above. Simply attending the meeting will not, by itself, revoke your proxy. You must specifically request such revocation.
Q.	What does it mean if I receive more than one notice of Annual Meeting?
A.	If you receive more than one notice of Annual Meeting, your shares are registered in more than one name or are registered in different accounts. You should submit a proxy for each name and account to ensure that all of your shares are voted.
Q.	What are broker non-votes?
A.	Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions as to how to vote to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can vote the shares with respect to matters that are “discretionary” items but cannot vote the shares with respect to “nondiscretionary” items (resulting in a “broker non-vote”).

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. The ratification of the selection of CohnReznick LLP is a “discretionary” item. All the other matters being acted upon and put to a vote at the Annual Meeting are “non-discretionary” items.

Q.	How many votes are needed to approve each proposal?
A.	For the approval of Proposal 1 (the election of directors), the two nominees receiving the most “FOR” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected, regardless of whether that number represents a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

To be approved, Proposals 2, 3, 4 and 5 (ratifying the selection of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018; approving the Say-On-Pay Proposal; approving the amendment to our certificate of incorporation; and approving the amendment to our 2008 omnibus equity incentive plan) must receive “FOR” votes from the holders of a majority of shares present at the Annual Meeting, either in person or by proxy. Abstentions and broker non-votes will have the same effect as a vote against the proposal, because passage of Proposals 2, 3, 4 and 5 requires the affirmative vote of a majority of the votes present, in person or by proxy, at the Annual Meeting.

Q.	Am I entitled to dissenter’s rights?
A.	No. Delaware General Corporation Law does not provide for dissenter’s rights in connection with the proposals being voted on at the Annual Meeting.
Q.	Where may I find the results of the voting at the Annual Meeting?
A.	Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting.
Q.	Who is paying for this proxy solicitation?
A.	Our Board of Directors is soliciting the proxy accompanying this proxy statement. The Company will bear the cost of soliciting proxies. Such cost will include charges by brokers and other custodians, nominees and fiduciaries for forwarding proxies and proxy materials to the beneficial owners of our common stock. Solicitation may also be made personally by telephone or by email by the Company’s directors, officers and regular employees without additional compensation.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Board of Directors is currently composed of seven (7) directors divided into three classes of directors, Class I, II and III, with each class serving staggered 3-year terms. The current term of office for each Class III director expires at the Annual Meeting. The class and current term of each director is as follows:

Class and Term Expiration	Directors
Class I	Robert B. Kay
(2018)	General James T. Hill
Arthur Y. Elliott, Ph.D.
Class II	Glenn Chang
(2019)	Philip K Russell, M.D.
Class III	John D. McKey, Jr.
(2017)	Seymour Flug

At our annual meeting, our stockholders will consider and vote upon the re-election of John D. McKey, Jr. and Seymour Flug to serve as Class III directors. If re-elected, these nominees will serve for a three-year term that will expire at the 2020 annual meeting of stockholders. Our Board of Directors believes that all of our current directors, including the two nominees for election, possess personal and professional integrity, good judgment, a high level of ability and business acumen. Our Board of Directors also believes that Mr. McKey and Mr. Flug have performed exceptionally well in their respective time served as directors.

Each nominee has agreed to serve if elected and we have no reason to believe that any nominee will be unable to serve. If any nominee becomes unavailable for election as a result of an unexpected occurrence, proxies will be voted for the election of a substitute nominee proposed by our Board of Directors or for election of only the remaining nominees.

Unless authority to do so is withheld, shares represented by executed proxies will be voted for the election of Mr. McKey and Mr. Flug. Proxies cannot be voted for a greater number of persons than the number of nominees standing for election. Since two directors are to be elected at the annual meeting, the two nominees for director who receive the highest number of affirmative votes for election will be elected as Class III directors.

Information with respect to the number of shares of common stock beneficially owned by each nominee for election as a Class III director and each of our other directors appears under the heading “Security Ownership of Certain Beneficial Owners and Management”.

The name, age, years of service on our Board of Directors, principal occupation and business experience and certain other information for each Class III director nominee is set forth below.

Name and Age	Principal Occupation and Business Experience	Director Since
John D. McKey, Jr. (age 74)	Since 2003, has served as of counsel at McCarthy, Summers, Bobko, Wood, Sawyer & Perry, P.A. in Stuart, Florida, and previously was a partner from 1987 through 2003. From 1977 to 1987, Mr. McKey was a partner at Gunster Yoakley in Palm Beach, Florida. Mr. McKey received his B.B.A at the University of Georgia and his J.D. from the University Of Florida College Of Law. Mr. McKey’s extensive experience representing private and public companies operating in varied business sectors brings our Board insights and acumen to best corporate practices and implementation of strategic and financial plans.	August 2008

Seymour Flug (age 82)	Prior to retiring, Mr. Flug was Chairman of the Board and CEO of Diners Club International and a Managing Director of Citibank. Prior to joining Citibank, Mr. Flug served as Senior Vice President of Hess Oil Company. Mr. Flug began his career as Certified Public Accountant at Deloitte & Touche, a predecessor to the firm now known as Deloitte. Mr. Flug received his B.B.A from Baruch College. Mr. Flug’s experience leading a multinational company and his experience as a certified public accountant allow him to offer us unique perspectives on global business opportunities, best business practices and additional audit expertise. Mr. Flug is qualified as an Audit Committee Financial Expert as defined in Regulation S-K Item 407(d)(5)(ii).	December 2012

The Board of Directors believes that approval of the election of each nominee director named above is in the best interests of our stockholders and therefore recommends a vote “FOR” each nominee.

OTHER DIRECTORS OF THE COMPANY SERVING AS CLASS I AND CLASS II DIRECTORS

The name, age, years of service on our Board of Directors, principal occupation and business experience and certain other information for each our Class I and Class II directors who will continue to serve on the Board of Directors and who are not standing for election at this annual meeting is set forth below:

Name and Age	Principal Occupation and Business Experience	Director Since
Robert B. Kay (age 77)	Mr. Kay is our Executive Chairman and Chief Executive Officer and has served in these capacities since we became a publicly traded company in August 2008. Previously, Mr. Kay was a founder and senior partner of the New York law firm of Kay Collyer & Boose LLP, with a particular focus on mergers and acquisitions and joint ventures. Mr. Kay received his B.A. from Cornell University’s College of Arts & Sciences and his J.D. from New York University Law School.

	Mr. Kay oversees every aspect of our business in his role as executive chairman and chief executive officer. Given his years with the company and his prior experience, we believe that Mr. Kay has an excellent understanding of our business and the global markets in which we operate and those in which we anticipate operating in the future.	August 2008

General James T. Hill (retired) (age 71)	General Hill was the Commander of the 4-Star United States Southern Command, reporting directly to the President and Secretary of Defense at the time of his retirement from active duty. As such he led all U.S. military forces and operations in Central America, South America and the Caribbean, worked directly with U.S. Ambassadors, foreign heads of state, key Washington decision-makers, foreign senior military and civilian leaders, developing and executing United States policy. His responsibilities included management, development and execution of plans and policy within the organization including programming, communications, manpower, operations, logistics and intelligence. General Hill’s experience implementing plans and policies within diverse geographic regions and his insights regarding the conduct of business affairs in Central and South America is a key resource for us.	August 2008

Name and Age	Principal Occupation and Business Experience	Director Since
Arthur Y. Elliott, Ph.D (age 81)	Dr. Elliott serves as a member of the American Association for Advancement of Science, American Society for Microbiology, and American Tissue Culture Association. Prior to retiring, Dr. Elliott spent 16 years with Merck & Co., serving ultimately as Executive Director of Biological Operations, Merck Manufacturing Division, responsible for the bulk manufacture, testing, release and registration of all biological products sold. Dr. Elliott also directed the manufacturing, process development, and other operations of North American Vaccine, Inc. for six years, and most recently served as consultant to Aventis (Sanofi Pasteur) Pharmaceutical Corporation in its design and implementation of new, highly automated manufacturing facilities for influenza vaccines. Dr. Elliott has served with the United States Department of Health and Human Services (“HHS”) in the Avian Influenza Pandemic Preparedness Program in Washington, D.C. as Senior Program Manager for the Antigen Sparing Project since 2006. The program involves the cooperation of three pharmaceutical companies and four government groups (NIH, CDC, United States Food and Drug Administration, and HHS). While at Merck, he worked closely with both Merck Research Laboratories and the Merck Vaccine Division to forecast the timely transfer of technology for new and improved products from the research laboratories through the manufacturing area and into the marketing division for sales introductions. He has served as a biological consultant to the World Health Organization, NIH, and The Bill & Melinda Gates Foundation. Dr. Elliott holds a Ph.D. in Virology from Purdue University, and an M.S. in Microbiology and a B.A. in Biology from North Texas State University.

	Dr. Elliot’s extensive experience and expertise with the manufacture of vaccines and therapeutics is particularly relevant to our business and our efforts to manufacture such products which in a key component of our business.	October 2010

Name and Age	Principal Occupation and Business Experience	Director Since
Glenn Chang (age 69)	Since February 2014, Mr. Chang has served as Chief Financial Officer of Singer Vehicle Design, a private company in the business of automotive design and restoration. Mr. Chang served as the Chief Financial Officer of Alma Bank, a New York headquartered bank with over $900 million of assets and 13 branches in the New York City Metropolitan area from late 2012 to February 2014. Before joining Alma, from 1999 to 2012, Mr. Chang served as a founder, Director, Chief Financial Officer and consultant to First American International Bank which is the largest locally owned Chinese American Bank. Prior to that he spent 20 years at Citibank, N.A as Vice President. Mr. Chang is a retired Certified Public Accountant. Mr. Chang’s extensive executive and financial leadership in his current and former positions and his training and experience as a Certified Public Accountant adds vital expertise to our Board of Directors and our Audit Committee in the form of financial understanding, business perspective and audit expertise. Mr. Chang is qualified as an Audit Committee Financial Expert as defined in Regulation S-K Item 407(d)(5)(ii).	August 2008

Philip K. Russell, M.D. (age 85)	Dr. Russell served in the U.S. Army Medical Corps from 1959 to 1990, pursuing a career in infectious disease and tropical medicine research. Following his military service, Dr. Russell joined the faculty of Johns Hopkins University’s School of Hygiene and Public Health and worked closely with the World Health Organization as special advisor to the Children’s Vaccine Initiative. He was founding board member of the International AIDS Vaccine Initiative, and is an advisor to the Bill & Melinda Gates Foundation. He has served on numerous advisory boards of national and international agencies, including the Centers for Disease Control (“CDC”), the National Institutes of Health (“NIH”) and the Institute of Medicine. Dr. Russell is a past Chairman of the Albert B. Sabin Vaccine Institute. Dr. Russell’s extensive experience and expertise in the field of infectious diseases and his association with leading governmental and not-for-profit entities engaged in pioneering work throughout the world provides us with invaluable insights into priorities for these entities and business development opportunities for us.	March 2010

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Compensation

Compensation for our non-employee directors has historically consisted of a grant of stock options vesting over a three-year period and additional cash compensation. We do not have a fixed policy with respect to this compensation, but the compensation is generally equal for each non-employee director except in cases where a director assumes additional responsibilities above and beyond standard board service. Directors who are also our employees receive no additional compensation for their services as directors.

Director Compensation Table

The following table sets forth summary information concerning the total compensation paid to our non-employee directors for services to the Company during the fiscal year ended June 30, 2017:

Name	Fees Earned or Paid in Cash	Option Awards(1)(2)	Total
General James T. Hill	$27,496	$60,000	$87,496
Glenn Chang	15,000	60,000	75,000
John D. McKey	15,000	60,000	75,000
Philip K. Russell, M.D.	15,000	60,000	75,000
Arthur Elliot	15,000	60,000	75,000
Seymour Flug	15,000	60,000	75,000
	102,496	360,000	462,496

(1)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC 718.
(2)	The aggregate number of stock options outstanding for each non-employee director was as follows as of June 30, 2017: Gen. Hill 550,000, Mr. Chang 550,000, Mr. McKey 650,000, Dr. Russell 460,000, Dr. Elliott 460,000, and Mr. Flug 340,000.

Director Independence

Our Board of Directors has determined that Messrs. Chang, Flug and McKey, Drs. Elliott and Russell and General Hill are each “independent directors” as such term is defined in Section 803 of the NYSE American Company Guide.

Board Committees

Our Board of Directors has the authority to appoint committees to perform certain management and administrative functions. Our Board of Directors has constituted audit, compensation and nominating committees.

Nominating Committee and Nomination Process

The Nominating Committee was formed to address general governance and policy oversight; succession planning; to identify qualified individuals to become prospective Board members and make recommendations regarding nominations for our Board of Directors; to advise the Board with respect to appropriate composition of Board committees; to advise the Board about and develop and recommend to the Board appropriate corporate governance documents and assist the Board in implementing guidelines; to oversee the annual evaluation of the Board and our chief executive officer, and to perform such other functions as the Board may assign to the committee from time to time. The Nominating Committee has a charter which is available on our website at www.ibioinc.com. The Nominating Committee consists of three independent directors: Arthur Y. Elliott, Ph.D., (Nominating Committee Chairman), Glenn Chang and General James T. Hill.

Our directors take a critical role in guiding our strategic direction and oversee the management of our company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of our stockholders and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of the life sciences industry. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities.

Our Board of Directors believes given the diverse skills and experience required to grow our company that the input of all members of the Nominating Committee is important for considering the qualifications of individuals to serve as directors but does not have a diversity policy. Further, the Nominating Committee believes that the minimum qualifications for serving as our director are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of our business and affairs of and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. Whenever a new seat or a vacated seat on the Board is being filled, candidates that appear to best fit the needs of the Board and our company are identified and unless such individuals are well known to the Board, they are interviewed and further evaluated by the Nominating Committee. Candidates selected by the Nominating Committee are then recommended to the full Board for their nomination to stockholders. The Nominating Committee recommends a slate of directors for election at the annual meeting. In accordance with NYSE American rules, the slate of nominees is approved by a majority of the independent directors.

In carrying out its responsibilities, our Board will consider candidates suggested by stockholders. If a stockholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of our First Amended and Restated Bylaws. Suggestions for candidates to be evaluated by the Nominating Committee must be sent to Secretary, iBio, Inc., 600 Madison Avenue, Suite 1601, New York, NY 10022-1737.

Audit Committee

The Audit Committee of the Board of Directors makes recommendations regarding the retention of the independent registered public accounting firm, reviews the scope of the annual audit undertaken by our independent registered public accounting firm and the progress and results of their work, reviews our financial statements, and oversees the internal controls over financial reporting and corporate programs to ensure compliance with applicable laws and regulations. The Audit Committee reviews all services performed for us by the independent registered public accounting firm and determines whether they are compatible with maintaining the registered public accounting firm’s independence. The Audit Committee has a charter, which is reviewed annually and as may be required due to changes in industry accounting practices or the promulgation of new rules or guidance documents. The Audit Committee charter is available on our website at www.ibioinc.com. The Audit Committee consists of two independent directors as determined by NYSE American listing standards: Glenn Chang (Audit Committee Chairman) and Seymour Flug. Mr. Chang and Mr. Flug are each qualified as an Audit Committee Financial Expert as defined in Regulation S-K Item 407(d)(5)(ii).

Compensation Committee

The Compensation Committee of the Board of Directors reviews and approves executive compensation policies and practices, reviews salaries and bonuses for our senior executive officers, administers our equity incentive plan and other benefit plans, and considers other matters as may, from time to time, be referred to them by our Board of Directors. The Compensation Committee has a charter which is available on our website at www.ibioinc.com. The members of the Compensation Committee are General James T. Hill (Compensation Committee Chairman), Arthur Y. Elliott, Ph.D. and Philip K. Russell, M.D.

Board Leadership Structure and Role in Risk Oversight

Our chief executive officer also serves as the executive chairman of our Board of Directors. We do not have a lead independent director. Our executive chairman, when present, presides over all meetings of our Board. We believe this leadership structure is appropriate for our Company at this time because (1) of our size, (2) of the size of our Board, (3) our chief executive officer is responsible for our day-to-day operation and implementing our strategy, and (4) discussion of developments in our business and financial condition and results of operations are important parts of the discussion at meetings of our Board of Directors and it makes sense for our chief executive officer to chair those discussions.

Our Board of Directors oversees our risk management. This oversight is administered primarily through the following:

•	Our Board’s review and approval of our business strategy, including the projected opportunities and challenges facing our business;
•	At least quarterly review of our business developments and financial results;
•	Our Audit Committee’s oversight of our internal controls over financial reporting and its discussions with management and the independent registered public accountants regarding the quality and adequacy of our internal controls and financial reporting; and
•	Our Board’s review and recommendations regarding our executive officer compensation and its relationship to our business objectives and goals.

Meetings of the Board of Directors and Committees

During the fiscal year ended June 30, 2017, the Board of Directors held four meetings in person or by telephone and acted by unanimous written consent on three occasions and the Audit Committee held four meetings in person or by telephone. The Nominating Committee acted by unanimous written consent on one occasion, and no meetings in person or by telephone were held by the Nominating Committee. No meetings in person or by telephone were held and no actions were taken by the Compensation Committee as matters addressable by such committee were considered and approved by the full Board. Between meetings, members of the Board of Directors are provided with information regarding our operations and are consulted on an informal basis with respect to pending business. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of the committees on which such director serves. Six out of seven of our directors attended our 2016 Annual Meeting of Stockholders.

Although we do not have a policy with regard to Board members’ attendance at our annual meetings of stockholders, all of the directors are encouraged to attend such meetings.

Stockholder Communications with the Board of Directors

Interested parties may communicate with the Board or specific members of the Board, including the independent directors and the members of the Audit Committee, by submitting correspondence addressed to the Board of Directors of iBio, Inc. c/o any specified individual director or directors at 600 Madison Avenue, Suite 1601, New York, New York 10022-1737. Any such correspondence will be forwarded to the indicated directors.

Code of Ethics

We have adopted a written code of ethics within the meaning of Item 406 of SEC Regulation S-K, which applies to all of our employees, including our principal executive officer and our chief financial officer, a copy of which can be found on our website at www.ibioinc.com. If we make any waivers or substantive amendments to the code of ethics that are applicable to our principal executive officer or our chief financial officer, we will disclose the nature of such waiver or amendment in a Current Report on Form 8-K in a timely manner. No waivers from any provision of our policy have been granted.

Available information about iBio

Current reports, quarterly reports, annual reports, and reports under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Exchange Act”) previously filed with the Securities and Exchange Commission (“SEC”), are available on our website at www.ibioinc.com and in print for any stockholder upon written request to our Secretary.

Executive Officers

The following table sets forth the names, ages and biographical information of our executive officers as of November 16, 2017:

Name	Age	Position Held With Us
Robert B. Kay	77	Executive Chairman and Chief Executive Officer
Robert L. Erwin	64	President
James P. Mullaney	46	Chief Financial Officer
Terence Ryan, Ph.D.	62	Chief Scientific Officer

The following are brief biographies of each executive officer:

Robert B. Kay has served as our Executive Chairman and Chief Executive Officer since we became a publicly traded company in August 2008. Mr. Kay was a founder and senior partner of the New York law firm of Kay Collyer & Boose LLP, with a particular focus on mergers and acquisitions and joint ventures. Mr. Kay received his B.A. from Cornell University’s College of Arts & Sciences and his J.D. from New York University Law School.

Robert L. Erwin has been our President since we became a publicly traded company in August 2008. Mr. Erwin led Large Scale Biology Corporation from its founding in 1988 through 2003, including a successful initial public offering in 2000, and continued as non-executive Chairman until 2006. He served as Chairman of Icon Genetics AG from 1999 until its acquisition by a subsidiary of Bayer AG in 2006. Mr. Erwin recently served as Managing Director of Bio-Strategic Directors LLC, providing consulting services to the life sciences industry. He is currently Chairman of Novici Biotech, a private biotechnology company and a Director of Oryn Therapeutics. Mr. Erwin’s non-profit work focuses on applying scientific advances to clinical medicine, especially in the field of oncology. He is co-founder, President and Director of the Marti Nelson Cancer Foundation, Oncology. Mr. Erwin received his BS degree with Honors in Zoology and an MS degree in Genetics from Louisiana State University.

James P. Mullaney has served as our Chief Financial Officer since March 1, 2017. Mr. Mullaney has over 20 years of experience encompassing finance, accounting, management and advisory positions. He has been a member of PwC’s Audit practice as well as KPMG’s CFO Advisory Services practice. Prior to joining iBio, Inc., Mr. Mullaney served in the capacity as Corporate Controller for Citihub Consulting, a multi-national IT services firm. He brings extensive finance transformation, strategic development and partnership, internal control and regulatory compliance background to iBio, Inc. Mr. Mullaney holds a CPA license in New York State.

Terence E. Ryan, Ph.D., has been our chief scientific officer since March 2012, and prior to that, served as senior vice president since joining the Company in July 2010. Dr. Ryan previously served as assistant vice president, Systems Biology at Wyeth Pharmaceuticals (later Pfizer, Inc.) from 2007 to 2010, and director of Integrative Biology at GlaxoSmithKline from 2003 to 2007. He has also been director, Cell Biology at Celera Genomics from 2000 to 2003 and associate director of Cell Technologies and Protein Sciences at Regeneron Pharmaceuticals, Inc. Dr. Ryan received his A.B. in Biology from Princeton University, his M.S. and Ph.D. in Microbiology from Rutgers University and was a post-doctoral fellow in Molecular Virology at the University of Wisconsin.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by our principal executive officer, principal financial officer and our two other most highly compensated executive officers who were serving as executive officers at June 30, 2017, the end of our last completed fiscal year. We refer to the executive officers identified in this table as our “named executive officers.”

Name and Principal Position	Fiscal Year	Salary	Bonus	Option Awards(1)	Total
Robert B. Kay Executive Chairman	2017	$310,732	$—	$107,085	$417,817
	2016	310,732	—	470,495	781,227

Mark Giannone(2) Former Chief Financial Officer	2017	112,500	—	—	112,500
	2016	99,000	—	94,099	193,099

James Mullaney(3) Chief Financial Officer	2017	66,667	20,000	52,966	139,633
	2016	N/A	N/A	N/A	N/A

Robert Erwin President	2017	230,000	—	107,085	337,085
	2016	230,000	—	470,495	700,495

Terence E. Ryan, Ph.D. Chief Scientific Officer	2017	200,000	—	—	200,000
	2016	200,000	—	62,733	262,733

(1)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC 718.
(2)	Mr. Giannone’s resigned effective March 1, 2017.
(3)	James P. Mullaney was appointed Chief Financial Officer on March 1, 2017.

Outstanding Equity Awards at Fiscal Year-Ending June 30, 2017

The following table shows information regarding unexercised stock options held by our named executive officers as of June 30, 2017.

Name	Unexercised Options	Exercise Price	Expiration Date	Market Value(1)
Robert Kay(2)	250,000	$0.20	2/13/19	$47,500
Robert Kay(2)	250,000	$0.66	8/10/19	$—
Robert Kay(2)	300,000	$1.73	8/16/20	$—
Robert Kay(3)	500,000	$3.07	12/30/20	$—
Robert Kay(3)	500,000	$3.07	12/30/20	$—
Robert Kay(4)	300,000	$1.96	10/21/21	$—
Robert Kay(4)	300,000	$1.10	7/24/22	$—
Robert Kay(4)	300,000	$0.50	7/16/23	$—
Robert Kay(5)	600,000	$1.00	9/5/24	$—
Robert Kay(5)	750,000	$1.72	9/4/25	$—
Robert Kay(5)	300,000	$0.40	5/1/27	$—
Robert Erwin(2)	250,000	$0.20	2/13/19	$47,500
Robert Erwin(2)	250,000	$0.66	8/10/19	$—
Robert Erwin(2)	300,000	$1.73	8/16/20	$—
Robert Erwin(4)	300,000	$1.96	10/21/21	$—
Robert Erwin(4)	300,000	$1.10	7/24/22	$—
Robert Erwin(4)	300,000	$0.50	7/16/23	$—
Robert Erwin(5)	600,000	$1.00	9/5/24	$—
Robert Erwin(5)	750,000	$1.72	9/4/25	$—
Robert Erwin(5)	300,000	$0.40	5/1/27	$—
Terence Ryan(6)	100,000	$1.38	7/14/20	$—
Terence Ryan(6)	100,000	$1.96	10/21/21	$—
Terence Ryan(5)	100,000	$1.72	9/4/25	$—
James Mullaney(5)	150,000	$0.40	3/1/27	$—

(1)	The market value for each award is based upon the closing stock price of $0.39 per share of common stock on June 30, 2017, less the exercise price of the option.
(2)	Options vested in five equal annual installments on the anniversary date of grant. Options fully vested as of June 30, 2017.
(3)	Options vested on the vesting commencement date of the grant. Options fully vested as of June 30, 2016.
(4)	Options vest in five equal annual installments on the anniversary date of grant.
(5)	Options vest in three equal annual installments on the anniversary date of grant.
(6)	Options vested in three equal annual installments on the anniversary date of grant. Options fully vested as of June 30, 2017.

Employment Agreements

The Company and its Chief Financial Officer, James P. Mullaney, entered into an employment offer letter, dated December 30, 2016. Pursuant to the offer letter, Mr. Mullaney was offered an initial annual base salary of $200,000, which was increased to $240,000 in July 2017. He also received a sign-on bonus of $20,000. He is entitled to participate as a member of senior management in any plan adjusting senior management compensation that may be adopted by the Company, based on goals and objectives agreed, and on a formula approved by, the Company’s Board of Directors. In addition, pursuant to the offer letter, Mr. Mullaney was awarded an initial option to purchase 150,000 shares of the Company’s common stock. The option vests annually over three years. Mr. Mullaney is employed on an at-will basis.

As of June 30, 2017, we did not have any other employment contracts or other similar agreements or arrangements with any of our named executive officers.

Equity Incentive Plan

On August 12, 2008, the Company adopted the iBioPharma 2008 Omnibus Equity Incentive Plan (the “Plan”) for employees, officers, directors and external service providers. In December 2013 our stockholders approved an amendment to the Plan to increase the number of shares of our common stock authorized for issuance thereunder from 10 million shares to 15 million shares. Under the provisions of the Plan, the Company may grant options to purchase stock and/or make awards of restricted stock up to an aggregate amount of 15 million shares. Stock options granted under the Plan may be either incentive stock options (as defined by Section 422 of the internal Revenue Code of 1986, as amended) or non-qualified stock options at the discretion of the Board of Directors. Vesting of awards occurs ratably on the anniversary of the grant date over the service period as determined at the time of grant.

The following table provides information regarding the status of the Plan at June 30, 2017:

	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Options Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the previous columns)
Equity compensation plan approved by stockholders	13,548,334	$1.21	1,451,666
Equity compensation plans not approved by stockholders	—	—	—
Total	13,548,334	$1.21	1,451,666

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our outstanding common stock as of November 24, 2017:

•	each person who is known by us to be the beneficial owner of 5% or more of our outstanding common stock;
•	each of our directors including our chief executive officer;
•	each of our other named executive officers; and
•	all of our current executive officers and directors as a group.

Except as otherwise noted in the footnotes below, to our knowledge, each of the persons named in this table has sole voting and investment power with respect to the securities indicated as beneficially owned.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Percent of Shares Beneficially Owned(2)
5% Stockholders
Eastern Capital Limited	33,744,000	(3)	36.4%
E. Gerald Kay	5,945,695	(4)	6.4%
Carl DeSantis	5,014,873	(5)	5.4%

Directors
Robert B. Kay	4,770,962	(6)	4.7%
Glenn Chang	468,817	(7)	0.5%
Arthur Y. Elliott, Ph.D.	366,667	(8)	0.4%
John McKey, Jr.	1,043,225	(9)	1.0%
Seymour Flug	246,667	(8)	0.2%
General James T. Hill	471,667	(10)	0.5%
Philip K. Russell, M.D.	366,667	(8)	0.4%

Other Executive Officers
Robert L. Erwin	2,740,000	(8)	2.7%
Terence E. Ryan, Ph.D.	266,667	(8)	0.3%
James P. Mullaney	—	(11)	—%
All current directors and executive officers as a group (10 persons)	10,741,339	(12)	10.7%

(1)	The address of Eastern Capital Limited (“Eastern”) is Box 31363, Grand Cayman, E9 KY1 1206. The address of E. Gerald Kay is c/o Integrated BioPharma, Inc., 225 Long Avenue, Box 278, Hillside, New Jersey 07205. The address of Carl DeSantis is c/o CDS International Holdings, Inc., 3299 NW 2nd Avenue, Boca Raton, FL 33431. The address of each of our directors and executive officers is c/o iBio, Inc., 600 Madison Avenue, Suite 1601, New York, New York 10022-1737.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our common stock. On November 24, 2017, there were 92,818,510 shares of common stock outstanding. Shares of common stock issuable under stock options that are exercisable within 60 days after November 24, 2017 are deemed outstanding and are included for purposes of computing the number of shares owned and percentage ownership of the person holding the option but are not deemed outstanding for computing the percentage ownership of any other person.
(3)	Consists of 33,744,000 shares of common stock. This information is based solely on information set forth in a Schedule 13D/A Amendment No. 8 filed with the SEC on February 27, 2017 by Kenneth B. Dart.
(4)	Consists of 5,945,695 shares of common stock. This information is based solely on information set for forth in a Schedule 13D filed with the SEC on June 13, 2013 by E. Gerald Kay and EGK, LLC. The number of shares of common stock beneficially owned by these entities may have changed since the filing of the Schedule 13D.
(5)	Consists of 5,014,873 shares of common stock. This information is based solely on information set forth in a Schedule 13D/A Amendment No. 3 filed with the SEC on November 18, 2014 by Carl DeSantis, the DeSantis Revocable Trust, and CD Financial LLC.
(6)	Includes (i) 211,333 shares of common stock, (ii) 819,629 shares of common stock held by EVJ LLC, of which Mr. Kay is the manager, and (iii) 3,740,000 shares of common stock underlying vested stock options held by Mr. Kay.
(7)	Includes (i) 12,150 shares of common stock and (ii) 456,817 shares of common stock underlying vested stock options.
(8)	All shares listed are shares of common stock underlying vested stock options.
(9)	Includes (i) 486,558 shares of common stock and (ii) 556,667 shares of common stock underlying vested stock options.
(10)	Includes (i) 15,000 shares of common stock and (ii) 456,667 shares of common stock underlying vested stock options.
(11)	James P. Mullaney was appointed Chief Financial Officer of the Company on March 1, 2017. Pursuant to an offer letter between the Company and Mr. Mullaney, dated December 30, 2016, Mr. Mullaney has been granted an initial option to purchase 150,000 shares of the Company’s common stock, which has not yet vested. The option will vest annually over three years.
(12)	Consists of (i) 1,544,670 shares of common stock and (ii) 9,196,667 shares of common stock underlying vested stock options.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

The policy our Board of Directors is to review with management and our independent registered public accounting firm any related party transactions brought to the Board’s attention which could reasonably be expected to have a material impact on our financial statements. The Company’s practice is for management to present to the Board of Directors each proposed related party transaction, including all relevant facts and circumstances relating thereto, and to update the Board of Directors as to any material changes to any approved related party transaction. In connection with this requirement, each of the transactions or relationships disclosed below were disclosed to and approved by our Board of Directors. In addition, transactions involving our directors and their affiliated entities were disclosed and reviewed by our Board of Directors in its assessment of our directors’ independence requirements.

Transactions with Eastern Capital Limited and its Affiliates

On January 13, 2016, we entered into a share purchase agreement with Eastern Capital Limited (“Eastern”), our largest stockholder, which was amended as of February 25, 2016 (as amended, the “6.5M Purchase Agreement”). Pursuant to the 6.5M Purchase Agreement, Eastern agreed to purchase 6,500,000 shares of our common stock (the “Eastern Shares”), for a purchase price of $0.622 per share, subject to the approval of our stockholders. Our stockholders approved the issuance of such shares at our 2015 Annual Meeting.

On the same day that we entered into the 6.5M Purchase Agreement, we also entered into a separate share purchase agreement pursuant to which Eastern agreed to purchase 3,500,000 shares of our common stock (the “3.5M Purchase Agreement”) for a purchase price of $0.622 per share (the “3.5M Purchase Agreement” and together with the 6.5M Purchase Agreement, the “Purchase Agreements”). Stockholder approval was not required for the issuance of the 3,500,000 shares of our common stock pursuant to the 3.5M Purchase Agreement and the sale of those shares was completed on January 25, 2016.

Simultaneously with the issuance of shares under the 3.5M Purchase Agreement, Eastern exercised warrants, dated April 26, 2013, which Eastern acquired previously, to purchase 1,784,000 shares of common stock for a purchase price of $0.53 per share.

Concurrently with the execution of the Eastern Purchase Agreements, we entered into a contract manufacturing joint venture with affiliates of Eastern to develop and manufacture plant-made pharmaceuticals through iBio’s recently formed subsidiary, iBio CDMO LLC (“iBio CDMO”). Bryan Capital Investors LLC (“Bryan Capital Investors”), an affiliate of Eastern, contributed $15.0 million in cash to iBio CDMO, for a 30% interest in iBio CDMO. iBio granted to iBio CDMO a royalty bearing, non-exclusive license to use our proprietary technologies for research purposes and an exclusive U.S. license for manufacturing purposes, and retained a 70% equity interest in iBio CDMO. iBio retains all other rights in its intellectual property, including the rights to commercialize products based on our proprietary technology. On February 23, 2017, we entered into an Exchange Agreement with Bryan Capital Investors, pursuant to which we issued to Bryan Capital Investors one share of our iBio CMO Preferred Tracking Stock, par value $0.001 per share, in exchange for 29,990,000 units of limited liability company interests of iBio CDMO held by Bryan Capital Investors. After giving effect to the transactions contemplated in the Exchange Agreement, we own 99.99% of iBio CDMO and Bryan Capital Investors owns 0.01% of iBio CDMO. iBio has the right to appoint a majority of the members of the Board of Managers that manages the iBio CDMO joint venture. Specified material actions by the joint venture require the consent of iBio and Bryan Capital Investors.

As part of the transactions between Eastern and the Company, Eastern entered into a three-year standstill agreement (the “Standstill Agreement”) that restricts additional acquisitions of our common stock by Eastern and its controlled affiliates to limit its beneficial ownership of our outstanding shares of common stock to a maximum of 38%, absent approval by a majority of our Board of Directors. With respect to the Standstill Agreement, our Board of Directors, acting unanimously, invited Bryan Capital Investors to enter into the Exchange Agreement described above and approved the issuance of one share of our Preferred Tracking Stock to Bryan Capital Investors.

Eastern does not have a right to appoint a director designee or any other special rights with respect to our management and affairs aside from its ability to vote the shares of common stock that it owns as it determines. Eastern has not been granted any board, management or special voting rights in connection with the transactions contemplated in the Purchase Agreements.

In connection with the joint venture an affiliate of Eastern (the “Eastern Affiliate”) granted iBio CDMO a 34-year capital lease of a 139,000-square foot Class A life sciences building in Bryan, Texas on the campus of Texas A&M University, designed and equipped for plant-made manufacture of biopharmaceuticals. iBio CDMO began operations at the facility on December 22, 2015 pursuant to agreements between iBio CDMO and the Eastern Affiliate granting iBio CDMO temporary rights to access the facility. These temporary agreements were superseded by a capital lease agreement entitled the Sublease Agreement, dated January 13, 2016, between iBio CDMO and the Eastern Affiliate (the “Sublease”). The 34-year term of the Sublease may be extended by iBio CDMO for a ten-year period, so long as iBio CDMO is not in default under the Sublease. Under the Sublease, iBio CDMO is required to pay base rent at an annual rate of $2,100,000, paid in equal quarterly installments on the first day of each February, May, August and November. The base rent is subject to increase annually in accordance with increases in the Consumer Price Index. The base rent under the Eastern Affiliate’s ground lease for the property is subject to adjustment, based on an appraisal of the property, in 2030 and upon any extension of the ground lease. The base rent under the Sublease will be increased by any increase in the base rent under the ground lease as a result of such adjustments. In addition to the base rent, iBio CDMO is required to pay, for each calendar year during the term, a portion of the total gross sales for products manufactured or processed at the facility, equal to 7% of the first $5,000,000 of gross sales, 6% of gross sales between $5,000,001 and $25,000,000, 5% of gross sales between $25,000,001 and $50,000,000, 4% of gross sales between $50,000,001 and $100,000,000, and 3% of gross sales between $100,000,001 and $500,000,000. However, if for any calendar year period from January 1, 2018 through December 31, 2019, iBio CDMO’s applicable gross sales are less than $5,000,000, or for any calendar year period from and after January 1, 2020, its applicable gross sales are less than $10,000,000, then iBio CDMO is required to pay the amount that would have been payable if it had achieved such minimum gross sales and shall pay no less than the applicable percentage for the minimum gross sales for each subsequent calendar year. iBio CDMO is responsible for all costs and expenses in connection with the ownership, management, operation, replacement, maintenance and repair of the property under the Sublease. General and administrative expenses related to the Affiliate were approximately $724,000 and $565,000 for the years ended June 30, 2017 and 2016, respectively. Interest expense incurred under the capital lease obligation amounted to $1,928,000 and $807,000 for the years ended June 30, 2017 and 2016, respectively.

Research and Development Services Vendor

In January 2012, the Company entered into an agreement with Novici Biotech, LLC (“Novici”) in which iBio’s President is a minority stockholder. Novici performs technology development services for iBio, including laboratory feasibility analyses of gene expression, protein purification and preparation of research samples. The transaction has been conducted on an arm’s length basis at market terms. The accounts payable balance includes amounts due to Novici of approximately $87,000 and $200,000 at June 30, 2017 and 2016, respectively. Research and development expenses related to Novici were approximately $957,000 and $1,036,000 for the years ended June 30, 2017 and 2016, respectively.

Operating Lease with Minority Stockholder

Effective January 1, 2015, the Company is leasing office space on a month-to-month basis from an entity owned by a minority stockholder of the Company. The monthly rental was $2,200 per month through November 2015, $2,500 from December 2015 through February 2017 and $7,500 per month thereafter. Rent expense totaled approximately $50,000 and $28,500 for the years ended June 30, 2017 and 2016, respectively.

Limitation of Liability of Officers and Directors and Indemnification

Our certificate of incorporation, as amended, provides for indemnification of our officers and directors to the extent permitted by Delaware law, which generally permits indemnification for actions taken by officers or directors as our representatives if the officer or director acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation.

As permitted under Delaware law, the By-laws contain a provision indemnifying directors against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with an action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of our Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Historical Relationship with Integrated BioPharma, Inc.

We were a subsidiary of Integrated BioPharma, Inc. (“Integrated BioPharma”) from February 21, 2003 until August 18, 2008. On that date, Integrated BioPharma spun off iBio in a transaction that was intended to be a tax-free distribution to Integrated BioPharma and its U.S. stockholders. As part of that transaction, we entered into a number of agreements with Integrated BioPharma including an indemnification and insurance matters agreement and a tax responsibility allocation agreement. Messrs. E. Gerald Kay and Carl DeSantis, affiliates of Integrated BioPharma, were in 2008 and continue to remain beneficial holders of more than 5% of our common stock. The agreements are described below.

Indemnification.  In general, under the indemnification and insurance matters agreement, we agreed to indemnify Integrated BioPharma, its affiliates and each of its and their respective directors, officers, employees, agents and representatives from all liabilities that arise from:

•	any breach by us of the separation and distribution agreement or any ancillary agreement;
•	any of our liabilities reflected on our consolidated balance sheets included in the information statement relating to the spin-off;
•	our assets or businesses;
•	the management or conduct of our assets or businesses;
•	the liabilities allocated to or assumed by us under the separation and distribution agreement, the indemnification and insurance matters agreement or any of the other ancillary agreements;
•	various on-going litigation matters in which we are named defendant, including any new claims asserted in connection with those litigations, and any other past or future actions or claims based on similar claims, facts, circumstances or events, whether involving the same parties or similar parties, subject to specific exceptions;
•	claims that are based on any violations or alleged violations of U.S. or foreign securities laws in connection with transactions arising after the distribution relating to our securities and the disclosure of financial and other information and data by us or the disclosure by Integrated BioPharma as part of the distribution of our financial information or our confidential information; or
•	any actions or claims based on violations or alleged violations of securities or other laws by us or our directors, officers, employees, agents or representatives, or breaches or alleged breaches of fiduciary duty by our Board of Directors, any committee of our Board or any of its members, or any of our officers or employees.

Integrated BioPharma agreed to indemnify us and our affiliates and our directors, officers, employees, agents and representatives from all liabilities that arise from:

•	any breach by Integrated BioPharma of the separation and distribution agreement or any ancillary agreement;
•	any liabilities allocated to or to be retained or assumed by Integrated BioPharma under the separation and distribution agreement, the indemnification and insurance matters agreement or any other ancillary agreement;
•	liabilities incurred by Integrated BioPharma in connection with the management or conduct of Integrated BioPharma’s businesses; and
•	various ongoing litigation matters to which we are not a party.

Integrated BioPharma is not obligated to indemnify us against any liability for which we are also obligated to indemnify Integrated BioPharma. Recoveries by Integrated BioPharma under insurance policies will reduce the amount of indemnification due from us to Integrated BioPharma only if the recoveries are under insurance policies Integrated BioPharma maintains for our benefit. Recoveries by us will in all cases reduce the amount of any indemnification due from Integrated BioPharma to us.

Under the indemnification and insurance matters agreement, a party has the right to control the defense of third-party claims for which it is obligated to provide indemnification, except that Integrated BioPharma has the right to control the defense of any third-party claim or series of related third-party claims in which it is named as a party whether or not it is obligated to provide indemnification in connection with the claim and any third-party claim for which Integrated BioPharma and we may both be obligated to provide indemnification. We may not assume the control of the defense of any claim unless we acknowledge that if the claim is adversely determined, we will indemnify Integrated BioPharma in respect of all liabilities relating to that claim. The indemnification and insurance matters agreement does not apply to taxes covered by the tax responsibility allocation agreement.

Offset.  Integrated BioPharma is permitted to reduce amounts it owes us under any of our agreements with Integrated BioPharma, by amounts we may owe to Integrated BioPharma under those agreements.

Assignment.  We may not assign or transfer any part of the indemnification and insurance agreement without Integrated BioPharma’s prior written consent. Nothing contained in the agreement restricts the transfer of the agreement by Integrated BioPharma.

Tax Responsibility Allocation Agreement

In order to allocate our responsibilities for taxes and certain other tax matters, we and Integrated BioPharma entered into a tax responsibility allocation agreement prior to the date of the distribution. Under the terms of the agreement, with respect to consolidated federal income taxes, and consolidated, combined and unitary state income taxes, Integrated BioPharma will be responsible for, and will indemnify and hold us harmless from, any liability for income taxes with respect to taxable periods or portions of periods ending prior to the date of distribution to the extent these amounts exceed the amounts we have paid to Integrated BioPharma prior to the distribution or in connection with the filing of relevant tax returns. Integrated BioPharma is also responsible for, and will indemnify and hold us harmless from, any liability for income taxes of Integrated BioPharma or any member of the Integrated BioPharma group (other than us) by reason of our being severally liable for those taxes under U.S. Treasury regulations or analogous state or local provisions. Under the terms of the agreement, with respect to consolidated federal income taxes, and consolidated, combined and unitary state income taxes, we are responsible for, and will indemnify and hold Integrated BioPharma harmless from, any liability for our income taxes for all taxable periods, whether before or after the distribution date. With respect to separate state income taxes, we are also responsible for, and will indemnify and hold Integrated BioPharma harmless from, any liability for income taxes with respect to taxable periods or portions of periods beginning on or after the distribution date. We are also responsible for, and will indemnify and hold Integrated BioPharma harmless from, any liability for our non-income taxes and our breach of any obligation or covenant under the terms of the tax responsibility allocation agreement, and in certain other circumstances as provided therein. In addition to the allocation of liability for our taxes, the terms of the agreement also provide for other tax matters, including tax refunds, returns and audits.

PROPOSAL 2 — RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. CohnReznick LLP was engaged as our principal accounting firm in October 2009. Representatives of CohnReznick LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of CohnReznick LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of CohnReznick LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our company’s and our stockholders’ best interests.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of CohnReznick LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors believes that the selection of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018 is in our best interest and the best interests of our stockholders and therefore recommends a vote “FOR” this proposal.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee has prepared the following report on its activities with respect to our audited financial statements for the year ended June 30, 2017.

Our management is responsible for the preparation, presentation and integrity of our financial statements and is also responsible for maintaining appropriate accounting and financial reporting practices and policies. Management is also responsible for establishing and maintaining adequate internal controls and procedures designed to provide reasonable assurance that we are in compliance with accounting standards and applicable laws and regulations.

CohnReznick LLP, our independent registered public accounting firm for the year ended June 30, 2017, is responsible for expressing opinions on the conformity of our audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2017 with our management. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from our independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with our independent registered public accounting firm the firm’s independence.

The following table represents aggregate fees billed to us by CohnReznick LLP:

	For the Year Ended June 30,
	2017	2016
Audit Fees	$158,700	$138,969
Audit-related Fees	—	—
Tax Fees	—	—
Other Fees	1,090	—
Total Fees	$159,790	$138,969

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees we paid CohnReznick LLP for professional services for the audit of our financial statements included in our Annual Reports on Form 10-K, review of our financial statements included in our Quarterly Reports on Form 10-Q and services normally provided in connection with statutory and regulatory filings or engagements, consents and assistance with and review of our documents filed with the SEC.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has determined that the rendering of the services other than audit services by CohnReznick LLP is compatible with maintaining the principal accountant’s independence.

Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017 and selected CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018.

From the Audit Committee of iBio, Inc.

Glenn Chang
Seymour Flug

(*)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the 1934 Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PROPOSAL 3 — ADVISORY VOTE ON COMPENSATION OF EXECUTIVE OFFICERS
(“SAY-ON-PAY”)

Background of Proposal

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and related SEC rules require that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

As previously reported, in an advisory vote on the frequency of the advisory vote on the compensation of our named executive officers held at our 2013 Annual Meeting of Shareholders held on December 17, 2013, 23,434,027 shares voted for one year, 175,679 shares voted for two years, 14,494,461 shares voted for three years, and there were 61,561 abstentions and 17,653,046 broker non-votes.

SEC regulations state that we must hold these votes on frequency at least once every six years. In light of these voting results and other factors, our Board of Directors decided that we will hold an annual advisory vote on the compensation of our named executive officers. We will continue to hold annual advisory votes until our Board of Directors decides to hold the next shareholder advisory vote on the frequency of advisory votes.

Our executive compensation program is designed to align the interests of our stockholders and our executive officers. We use our executive compensation programs to attract, motivate, and retain our executive officers and to ensure that their efforts focus on the long-term performance of iBio. These officers are critical to the achievement of our current and longer term strategic and financial performance goals and objectives.

Our executive compensation program is comprised of cash compensation, in the form of fixed salary, and equity-based compensation. In addition, we provide our executive officers with benefits that are generally available to our salaried employees. We believe that offering our executive officers differing forms of compensation allows us to achieve varied objectives.

Cash compensation, for example, provides our executive officers with a guaranteed minimum base salary. We fix the base salary of each of our executive officers at a level that we believe enables us to hire and retain individuals in a competitive environment and reward individual performance and contribution to our overall business goals.

Our equity-based compensation is effected through a stock option program. This is the primary means of linking our named executive officers’ compensation and the long-term performance of iBio. The stock option program encourages a long-term focus from our executives by using a multi-year minimum vesting requirement for stock options and creates an ownership culture that helps unify the interests of our executives and stockholders.

As noted above, we view the components of our executive officer compensation as related but distinct. Although our Board of Directors does review total compensation, it does not believe that compensation derived from one component of compensation should negate or reduce compensation from other components. Neither our Board of Directors nor our Compensation Committee has adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and equity-based compensation, or among different forms of compensation. This is due to the small size of our executive officer team and the need to tailor each executive officer’s award to attract and retain that executive officer.

Additional details about our executive compensation program, including information about compensation for our named executive officers for the fiscal year ended June 30, 2017, are described under the “Executive Compensation” section of this proxy statement.

We are asking our stockholders to indicate their support for our executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our executive officers. This vote is not intended to address any specific item of compensation, but rather to evaluate the overall compensation of our executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, the following resolution is submitted for a vote by our stockholders at the annual meeting:

“RESOLVED, that the stockholders of iBio, Inc. hereby APPROVE, on an advisory basis, the compensation paid to its named executive officers, as disclosed in the Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the compensation tables and the narrative discussion that accompany the compensation tables.”

This say-on-pay vote is advisory, and therefore not binding on us, the Compensation Committee or our Board of Directors. However, our Board and our Compensation Committee value the opinion of our stockholders and will consider our stockholders’ opinion when making future compensation decisions for our named executive officers.

Our Board of Directors recommends that stockholders vote to approve the compensation of our named executive officers by voting “FOR” this proposal.

PROPOSAL 4 — APPROVAL OF INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

Background

We are currently authorized under our certificate of incorporation, as amended, to issue 175 million shares of common stock and 1 million shares of preferred stock. On November 13, 2017, our Board of Directors unanimously adopted resolutions approving a further amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 175 million shares to 275 million shares and directing that such amendment be submitted to a vote of our stockholders. For the reasons set forth below, the Board of Directors believes that the proposed increase in the authorized number of shares of common stock is in our best interest and the best interest of our stockholders. The amendment will not affect the authorized number of shares of preferred stock which will remain at 1 million.

Reasons to Increase the Authorized Common Stock

We have incurred significant losses and negative cash flows from operations since our spin-off from Integrated BioPharma, Inc. in August 2008. As of June 30, 2017, our accumulated deficit was approximately $72.1 million, and we used approximately $13.2 million of cash for operating activities during the year ended June 30, 2017. As of June 30, 2017, our cash on hand was approximately $8.1 million. Without further funding our existing cash balance is only sufficient to meet our projected operating requirements through December 31, 2017.

On July 24, 2017, we entered into a common stock purchase agreement with Lincoln Park Capital Fund, LLC (“Lincoln Park”), an Illinois limited liability company, pursuant to which Lincoln Park has agreed to purchase from us up to an aggregate of $16,000,000 of our common stock (subject to certain limitations) from time to time over the 36-month term of the agreement (the “Lincoln Park Purchase Agreement”). On November 20, 2014, we filed with the SEC a Registration Statement on Form S-3 under the Securities Act, which was declared effective by the SEC on December 2, 2014. This registration statement allows us, from time to time, to offer and sell shares of common stock, shares of preferred stock, debt securities, units comprised of shares of common stock, preferred stock, debt securities and warrants in any combination, and warrants to purchase common stock, preferred stock, debt securities and/or units, up to a maximum aggregate amount of $100 million of such securities.

We are entitled under our certificate of incorporation to issue up to 175 million shares of common stock. As of the Record Date, we had issued and outstanding approximately 92.8 million shares of common stock, options to purchase approximately 13.6 million shares of common stock and approximately 1.4 million shares of common stock reserved for future issuance of additional option grants under our 2008 Omnibus Equity Incentive Plan. Accordingly, as of the Record Date, we have approximately 67.2 million authorized shares of common stock available for future issuance, including common stock issuable under the Lincoln Park Agreement. We do not believe that this is sufficient to meet our future equity financing requirements. Other than the Lincoln Park Agreement, we currently have no firm agreements with any third parties for the sale of our securities. However, we anticipate seeking equity financing in the near future and we believe that increasing the number of authorized shares of common stock will help ensure that the Company has sufficient authorized shares available for issuance to allow it to pursue equity financing if the Board determines that it would be in the best interests of the Company based on the Company’s working capital needs and prevailing market conditions.

The Board of Directors is recommending this increase in the authorized shares of common stock primarily to ensure that we have the ability to address future corporate needs and the opportunity to take advantage of future opportunities. As a general matter, if the amendment is approved, our Board of Directors would be able to issue such newly authorized shares in its discretion from time to time, subject to and limited by rules of the NYSE American and other rules and regulations that require stockholder approval of specific transactions.

The newly authorized shares would be issuable as determined by our Board of Directors for any proper corporate purpose which may include:

•	raising additional capital;
•	the acquisition of businesses, technologies or products;

•	entering into strategic partnerships; and
•	entering into other collaborations and relationships that are intended to complement or expand our business.

If the amendment is approved by our stockholders, the Board of Directors believes that it will have a greater ability and flexibility to take advantage of commercial opportunities and market conditions. Without that increased flexibility, the Board of Directors may be required to incur the costs and delays of seeking stockholder approval for any particular issuance. Such a delay may impair the ability of our Board of Directors to complete a transaction which is considered to be in the best interest of iBio.

We have no present understandings, commitments or agreements to enter into any such transaction.

Other Considerations

The authorization of the additional shares of common stock would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders, but, to the extent that the additional authorized shares are issued in the future, other than in a stock dividend, stock split or other similar event, such future issuance will decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to existing stockholders. The issuance of additional shares of common stock could have a negative effect on the trading price of our common stock.

Additionally, the increase in the number of authorized shares of common stock could have unintended effects. For example, if our Board of Directors issues additional shares in the future, it could increase the cost to a person seeking to obtain control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or other extraordinary transaction. To the extent that it impedes any such attempts, the proposed amendment may serve to perpetuate our management. The amendment is not being proposed in response to any known effort or threat to acquire control of the Company and is not part of a plan by management to adopt a series of amendments to the certificate of incorporation, as amended, or our amended and restated bylaws that would thwart such efforts.

Under our certificate of incorporation, as amended, stockholders do not have preemptive rights with respect to the issuance of shares of common stock, which means that current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership of common stock.

Effective Date of the Amendment

In order for the amendment to become effective, we have to file with the Secretary of State of the State of Delaware a certificate of amendment of the certificate of incorporation. If the proposed amendment is approved by our stockholders, we intend to file the certificate of amendment as soon as practicable following the annual meeting.

Our Board of Directors reserves the right, notwithstanding stockholder approval of the amendment and without further action by our stockholders, not to proceed with the amendment.

Our Board of Directors believes that approval of amendment of the certificate of incorporation, as amended, to increase the authorized common stock from 175 million shares to 275 million shares is in our best interests and the best interests of our stockholders and therefore recommends a vote “FOR” this proposal.

PROPOSAL 5 — APPROVAL OF AMENDMENT TO INCREASE SHARES AUTHORIZED
FOR ISSUANCE PURSUANT TO OUR 2008 OMNIBUS EQUITY INCENTIVE PLAN, AS AMENDED

On August 12, 2008, the Company adopted the iBioPharma 2008 Omnibus Equity Incentive Plan (the “Plan”) for employees, officers, directors and external service providers. In December 2013, our stockholders approved an amendment to the Plan to increase the number of shares of our common stock authorized for issuance thereunder from 10 million shares to 15 million shares. Under the provisions of the Plan, the Company may grant options to purchase stock and/or make awards of restricted stock up to an aggregate amount of 15 million shares. Stock options granted under the Plan may be either incentive stock options (as defined by Section 422 of the internal Revenue Code of 1986, as amended) or non-qualified stock options at the discretion of the board of directors. Vesting of awards occurs ratably on the anniversary of the grant date over the service period as determined at the time of grant.

Our board of directors believes that stock options and restricted stock awards play an important role in the success of our Company by encouraging and enabling our employees, officers, directors, consultants and advisors upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business to acquire a proprietary interest in our Company. Our board of directors believes that providing such persons with a direct stake in the Company will effect a closer identification of the interests of such individuals with those of the Company and our stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with the Company.

On November 13, 2017, our board of directors approved an amendment to the Plan, as amended, subject to stockholder approval, to increase the aggregate number of shares authorized for issuance under the Plan by 10 million shares to 25 million shares of common stock. These additional shares will enhance the flexibility of our board of directors in granting awards of stock options and restricted stock to our officers, employees, directors, consultants and advisors and to ensure that we can continue to grant stock options and restricted stock awards to such persons at levels determined to be appropriate by our board of directors. Our board believes that an increase in shares authorized for issuance under the Plan, as amended, is appropriate and in the best interests of our stockholders given our desire to further strengthen the alignment of interests between eligible Plan participants and our stockholders, the highly competitive environment in which we recruit and retain employees and key advisors and our historical utilization rate. A copy of the Plan, as amended, is attached as Appendix A to the electronic copy of this proxy statement filed with the SEC and may be accessed from the SEC’s website at www.sec.gov. In addition, a copy of the Plan, as amended, may be obtained by making a written request to: iBio, Inc., Attention: Secretary, 600 Madison Avenue, Suite 1601, New York, NY 10022.

At September 30, 2017, we had approximately 13.6 million options to purchase shares of common stock outstanding and approximately 1.4 million shares of common stock reserved for future issuance of additional option grants under our Plan. The weighted average remaining contractual life for options outstanding at September 30, 2017 was 5.6 years and the weighted average exercise price for such options was $1.21.

Our board of directors is submitting the Plan, as amended, for approval by our stockholders and has specifically conditioned the effectiveness of the amendment on such approval. If our stockholders do not approve the Plan, as amended, the existing Plan, as amended, excluding the proposed increase in shares available for issuance thereunder, will remain in effect. In such event, our board of directors will consider whether to adopt alternative arrangements based on its assessment of our needs.

Summary of Material Features of the Plan, as Amended under this Proposal

The material features of the Plan, as amended under this proposal, are:

•	The maximum number of shares of common stock to be issued under the Plan is 25 million;
•	The award of stock options (both incentive and non-qualified options) and restricted stock is permitted; and
•	Any material amendment to the Plan, to the extent required by applicable law, regulations and rules, is subject to approval by our stockholders.

Based solely on the closing price of our common stock as reported by the NYSE American on November 13, 2017, the date our board approved the proposed amendment to the Plan, the maximum aggregate market value of the additional 10 million shares of common stock that could potentially be issued under the Plan pursuant to the amendment is $2,800,000. The shares we issue under the Plan will be authorized but unissued shares or treasury shares. The shares of common stock underlying any awards that expire or are terminated, surrendered or canceled without having been fully exercised or are forfeited in whole or in part are added back to the shares of common stock available for issuance under the Plan.

Summary of the Plan, as Amended under this Proposal

The following description of certain features of the Plan, as amended under this proposal, is intended to be a summary only. The summary is qualified in its entirety by the full text of the Plan, as amended, that is attached as Appendix A to the electronic copy of this proxy statement filed with the SEC and may be accessed from the SEC’s website at www.sec.gov. In addition, a copy of the Plan, as amended, may be obtained by making a written request to: iBio, Inc., Attention: Secretary, 600 Madison Avenue, Suite 1601, New York, NY 10022.

Plan Administration.  The Plan is administered by our board of directors. To the extent consistent with our certificate of incorporation, bylaws and applicable law, our board of directors has the authority to grant awards and adopt, amend and repeal the administrative rules, guidelines and practices relating to the Plan and to interpret the provisions of the Plan. Pursuant to the terms of the Plan, our board of directors may delegate its authority under the Plan to one or more committees, each consisting of one more members of the board of directors.

Eligibility.  Persons eligible to participate in the Plan are employees, officers, directors, consultants and advisors of the Company and its affiliates as selected from time to time by our board of directors in its discretion. For this purpose, “affiliates” include any company, trade or business that controls or is controlled by or is under common control with iBio.

Description of Awards.  The Plan provides for the grant of stock option and restricted stock awards.

Stock Options.  The Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may be granted only to employees of the Company and its subsidiaries. The option exercise price of each incentive stock option will be determined by our board of directors but may not be less than 100% of the fair market value of the common stock on the date of grant. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors, consultants and advisors. The option exercise price of each non-qualified stock option will be determined by our board of directors but may not be less than 100% of the fair market value of the common stock on the date of grant Fair market value for these purposes is the closing price (for the primary trading session) of our common stock on the NYSE American on the date of grant.

The term of each option will be fixed by our board of directors and may not exceed ten years from the date of grant. Our board of directors will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by our board of directors. In general, unless otherwise permitted by our board of directors, no option granted under the Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash or by cash equivalents acceptable to our board of directors. To the extent permitted under applicable law and provided for in the applicable option agreement or approved by our board of directors, in its sole discretion, the exercise price may be paid by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee. Additionally, to the extent provided in the applicable option agreement, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee or by delivery to the Company of a full recourse promissory note with such other terms and conditions as determined by our board of directors. Options may also be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Restricted Stock.  The Plan permits our board of directors to award shares of common stock to participants subject to such conditions and restrictions as our board of directors may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued service to iBio through a specified restricted period.

Change of Control Provision for Awards.  Under the Plan, upon the occurrence of a reorganization, merger, consolidation or other similar event (a “reorganization”) that does not constitute a “change of control” as such term is defined in the Plan, the terms of the awards made prior to such reorganization shall survive such reorganization and be applicable to the shares of iBio common stock remaining outstanding after the reorganization event or to any new shares of common stock issued in substitution for iBio common stock. To the extent that a change of control occurs in connection with a reorganization and the acquiring or succeeding company fails to assume or substitute substantially equivalent awards, all outstanding shares of restricted stock will either vest and all restrictions on such shares will lapse immediately prior to the occurrence of the change of control or such awards will be cancelled and in lieu thereof the per share price paid to holders of common stock in the reorganization will be paid to the Plan participants with cancelled restricted stock awards. With respect to outstanding Options in the case of a reorganization that constitutes a “change in control,” our board of directors may take either of the following two actions. Not less than 15 days prior to the occurrence of the reorganization event, our board of directors may accelerate the vesting of all Options which will remain exercisable for a 15 day period. Alternatively, our board of directors may, in its sole discretion cancel the outstanding Options and pay or deliver in lieu thereof cash or securities having a value equal to the excess, if any, of (A) the per share price to be paid to holders of common stock in the reorganization event multiplied by the number of shares of common stock subject to the participant’s awards over (B) the aggregate exercise price of all such outstanding awards and any applicable tax withholdings, in exchange for the termination of such awards.

Adjustments for Stock Dividends, Stock Splits, Etc.  Except to the extent provided in an award agreement or otherwise agreed by the participant, the Plan requires that our board of directors make appropriate adjustments to the number of shares of common stock that are subject to the Plan and to any outstanding awards to reflect stock dividends and distributions, stock splits, recapitalizations, reclassifications, combination of shares, exchange of shares or other increases or decreases in the iBio common stock that is effected without receipt of consideration by iBio.

Amendments and Termination.  Our board of directors may at any time amend, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall alter or impair the rights or obligations arising under any award previously made under the Plan unless the consent of the participant has been obtained. An amendment to the Plan shall be contingent upon approval by the Company’s stockholders only to the extent required by applicable law, regulation or rule. As required under the rules of the American, any amendments that materially change the terms of the Plan will be subject to approval by our stockholders.

Effective Date of Amendment.  Our board of directors approved the proposed amendment to the Plan on November 13, 2017. The amendment to increase the number of authorized shares under the Plan will become effective on the date it is approved by stockholders. If the Plan, as proposed to be amended, is not approved by stockholders, the Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms.

New Plan Benefits

Since the grant of awards under the Plan is within the discretion of our board of directors, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Plan. In lieu of providing information regarding benefits that will be received under the Plan, the following table provides information concerning the stock option awards that were received by the following persons and groups during fiscal year 2017: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group. No person received any award of restricted stock during fiscal year 2017.

	Options
Name and Position	Exercise Price ($)	Number (#)
Robert B. Kay, Executive Chairman	0.40	300,000
Robert Erwin, President	0.40	300,000
James Mullaney, Chief Financial Officer	0.40	150,000
All current executive officers, as a group	0.40	750,000
All current directors who are not executive officers, as a group	0.40	300,000
All current employees who are not executive officers, as a group	0.40	622,500

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Plan. It does not describe all federal tax consequences under the Plan, nor does it describe state or local tax consequences.

Incentive Options.  No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) the Company would be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.  No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Restricted Stock Awards.  The Company generally will be entitled to a tax deduction in connection with an award of restricted stock in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award vests or becomes non-forfeitable, unless the award provides for a further deferral.

Tax Withholding.  Participants in the Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or vesting of restricted stock awards. iBio has the right to deduct from any payments due to a participant any federal state or local taxes that are due upon exercise of options or vesting of restricted stock awards. With the prior approval of our board of directors, a participant may satisfy the amounts required to be withheld by making payment of such amounts, delivering to the Company shares of common stock that have a fair market value equal to amounts required to be withheld or by authorizing the Company to withhold shares of stock otherwise payable to the participant pursuant to the exercise or vesting.

Parachute Payments.  The vesting of any portion of an option or restricted stock award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the participant to a 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable). The Plan provides that no award will vest or become exercisable if such vesting or exercise causes any resulting payment to be considered a parachute payment and the aggregate after tax amounts received by the participant under this Plan and all other agreements with the Company would be less than the participant would receive if no such payments were considered parachute payments. The Plan further provides that a participant may instruct the Company to reduce or modify the Plan payments or benefits otherwise due to the participant to avoid having payments or benefits otherwise payable to the participant deemed to be parachute payments.

Limitation on Deductions.  Under Section 162(m) of the Code, the Company’s deduction for certain awards under the Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of one million dollars a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

Our Board of Directors believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, our Board believes that the approval of the amendment to the Plan, as amended, is in the best interests of iBio and our stockholders and recommends a vote “FOR” this proposal.

OTHER INFORMATION

Other Matters

Our Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, on such matters in accordance with their judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended June 30, 2017, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except the following reports were not filed on a timely basis: (1) an Initial Statement of Beneficial Ownership on Form 3 for James P. Mullaney after his appointment as an officer of the Company on March 1, 2017, which was filed on April 5, 2017, (2) Statements of Changes in Beneficial Ownership on Form 4 reporting grants of stock options made on May 1, 2017 to purchase 60,000 shares of our common stock made to each of Glenn Chang, General James T. Hill, John D. McKey, Jr., Philip K Russell, M.D., Arthur Y. Elliott, Ph.D. and Seymour Flug, which were filed on June 16, 2017, (3) Statements of Changes in Beneficial Ownership on Form 4 reporting grants of stock options made on September 4, 2015 to purchase 100,000 shares of our common stock made to each of Glenn Chang, General James T. Hill, John D. McKey, Jr., Philip K Russell, M.D., Arthur Y. Elliott, Ph.D. and Seymour Flug, which were filed on April 5, 2017, (4) Statements of Changes in Beneficial Ownership on Form 4 reporting grants of stock options made on September 5, 2014 to purchase 60,000 shares of our common stock made to each of Glenn Chang, General James T. Hill, John D. McKey, Jr., Philip K Russell, M.D., Arthur Y. Elliott, Ph.D. and Seymour Flug, which were filed on April 5, 2017, (5) Statements of Changes in Beneficial Ownership on Form 4 reporting grants of stock options made on May 1, 2017 to purchase 300,000 shares of our common stock made to each of Robert B. Kay and Robert Erwin, which were filed on June 16, 2017, (6) Statements of Changes in Beneficial Ownership on Form 4 reporting grants of stock options made on September 4, 2015 to purchase 750,000 shares of our common stock made to each of Robert B. Kay and Robert Erwin, which were filed on April 5, 2017, and (7) Statements of Changes in Beneficial Ownership on Form 4 reporting grants of stock options made on September 5, 2014 to purchase 600,000 shares of our common stock made to each of Robert B. Kay and Robert Erwin, which were filed on April 5, 2017.

Stockholder Proposals for the 2017 Annual Meeting

Rules of the SEC require that we receive any proposal by our stockholders for inclusion in our proxy materials for the 2018 annual meeting of stockholders no later than 120 days prior to the anniversary of this year’s proxy materials were released to stockholders, which date shall be July 30, 2018. Proposals must be submitted in writing to us c/o Secretary, iBio, Inc., 600 Madison Avenue, Suite 1601, New York, NY 10022, and you must comply with other requirements of Rule 14a-8 under the 1934 Exchange Act. However, if the 2018 annual meeting date changes by more than 30 days from the date of the 2017 annual meeting date, then the proposal must be submitted a reasonable time before we begin to print and send our proxy materials for the 2018 annual meeting.

In addition, our First Amended and Restated Bylaws have an advance notice procedure for stockholders to bring business before an annual meeting of stockholders. The advance notice procedure requires that a stockholder interested in presenting a proposal for action at the 2018 annual meeting of stockholders must deliver a written notice of the proposal, together with specific information relating to such stockholder’s proposal, nominee, stock ownership and identity, to our corporate secretary no later than the close of business on September 20, 2018, and no earlier than the close of business on August 21, 2018. You are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. You must comply with these bylaws requirements in connection with a stockholder proposal or director nomination outside the Rule 14a-8 context.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to iBio, Inc., Attention: Secretary, 600 Madison Avenue, Suite 1601, New York, NY 10022 or contact our Corporate Secretary at (302) 355-0650. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

By Order of the Board of Directors

Robert B. Kay
Executive Chairman and Chief Executive Officer

November 27, 2017

A copy of our Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2017 is available without charge upon written request to: Corporate Secretary, iBio, Inc., 600 Madison Avenue, Suite 1601, New York, NY 10022. Copies may also be obtained without charge through the SEC’s website at http://www.sec.gov.

Appendix A

IBIOPHARMA, INC.
2008 OMNIBUS EQUITY INCENTIVE PLAN

IBIOPHARMA, INC. (the “Company”), sets forth herein the terms of its 2008 Omnibus Equity Incentive Plan (the “Plan”) as follows:

1. PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, directors, key employees and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options and restricted stock in accordance with the terms hereof. Stock options granted under the Plan may be nonqualified stock options or incentive stock options, as provided herein.

It is intended that all awarded restricted stock provided for under this Plan be exempt from Section 409A of the Internal Revenue Code (the “Code”) because it is believed that the Plan does not provide for a deferral of compensation and accordingly that the Plan does not constitute a nonqualified deferred compensation plan within the meaning of Section 409A. The provisions of this Plan shall be interpreted in a manner consistent with this intention, and the provisions of this Plan may be amended, adjusted, assumed or substituted for, converted or otherwise modified if the Plan Administrator determines, in its sole unfettered discretion, that such amendment, adjustment, assumption or substitution, conversion or modification would be required so that the terms and conditions of the restricted stock awarded hereunder do not violate the requirements of Section 409A.

Notwithstanding the foregoing, the Company does not make any representation to the Participant that the stock options and restricted stock awarded pursuant to this Plan are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any beneficiary for any tax, additional tax, interest or penalties that the Participant or any beneficiary may incur in the event that any provision of this Plan, or any amendment or modification thereof, or any other action taken with respect thereto, the Plan Administrator determines should not result in a violation of Section 409A, is deemed to violate any of the requirements of Section 409A.

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2 “Award Agreement” means the stock option agreement, restricted stock agreement or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

2.3 “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means, as determined by the Board and unless otherwise provided in an applicable employment agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.6 “Change of Control” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are shareholders or Affiliates at the time the Plan is approved by the Company’s shareholders) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.7 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.8 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall consist of one or more members of the Board.

2.9 “Company” means iBioPharma, Inc.

2.10 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.11 “Effective Date” the date the Plan is approved by the Board.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.13 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc., or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.

2.14 “Family Member” means a person who is a spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests; provided, however, that to the extent required by applicable law, the term Family Member shall be limited to a person who is a spouse, child, stepchild, grandchild, parent, stepparent, grandparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee or a trust or foundation for the exclusive benefit of any one or more of these persons.

2.15 “Grant” means an award of an Option or Restricted Stock under the Plan.

2.16 “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves a Grant, (ii) the date on which the recipient of a Grant first becomes eligible to receive a Grant under Section 5 hereof, or (iii) such other date as may be specified by the Board.

2.17 “Grantee” means a person who receives or holds an Option or Restricted Stock under the Plan.

2.18 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.19 “Nonqualified Stock Option” means a stock option that is not an Incentive Stock Option.

2.20 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.21 “Option Period” means the period during which Options may be exercised as set forth in Section 7 hereof.

2.22 “Option Price” means the purchase price for each share of Stock subject to an Option.

2.23 “Other Agreement” shall have the meaning set forth in Section 12 hereof.

2.24 “Plan” means this iBioPharma, Inc. 2008 Omnibus Equity Incentive Plan, as same may be amended, revised or terminated from time to time.

2.25 “Purchase Price” means the purchase price for each share of Stock pursuant to a Grant of Restricted Stock.

2.26 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.27 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 9 hereof, that are subject to restrictions and to a risk of forfeiture.

2.28 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.29 “Service” means service as an employee, officer, director or other Service Provider of the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be an employee, officer, director or other Service Provider of the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

2.30 “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser to the Company or an Affiliate.

2.31 “Stock” means the common stock of the Company, having a par value of $.001 per share.

2.32 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.33 “Ten-Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its subsidiaries. In determining stock ownership, the attribution rules of section 424(d) of the Code shall be applied.

3. ADMINISTRATION OF THE PLAN

3.1 Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law.

The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Grant or any Award Agreement shall be final and conclusive. To the extent permitted by law, the Board may delegate its authority under the Plan to a member of the Board or an executive officer of the Company who is a member of the Board.

3.2 Committee.

The Board from time to time may delegate to one or more Committees such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and in other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law. In the event that the Plan, any Grant or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the applicable Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in Section 3.1. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board or an executive officer of the Company who is a member of the Board.

3.3 Grants.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i)	designate Grantees,
(ii)	determine the type or types of Grants to be made to a Grantee,
(iii)	determine the number of shares of Stock to be subject to a Grant,
(iv)	establish the terms and conditions of each Grant (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of a Grant or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),
(v)	prescribe the form of each Award Agreement evidencing a Grant, and
(vi)	amend, modify, or supplement the terms of any outstanding Grant.

As a condition to any Grant, the Board shall have the right, at its discretion, to require Grantees to return to the Company Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such subsequent Grant shall be upon such terms and conditions as are specified by the Board at the time the new Grant is made. The Board shall have the right, in its discretion, to make Grants in substitution or exchange for any other grant under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul a Grant if the Grantee is an employee of the Company or an Affiliate thereof and is terminated “for cause” as defined in the applicable Award Agreement.

3.4 Deferral Arrangement.

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.

3.5 No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

4. STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 15 hereof, the number of shares of Stock available for issuance under the Plan as Options or as Restricted Stock shall be ten million (10,000,000) shares. Stock issued or to be issued under the Plan shall be authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by a Grant are not purchased or are forfeited, or if a Grant otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Grant shall, to the extent of any such forfeiture or termination, again be available for making Grants under the Plan.

5. GRANT ELIGIBILITY

5.1 Employees and Other Service Providers.

Grants (including Grants of Incentive Stock Options, subject to Section 5.3) may be made under the Plan to any employee, officer or director of, or other Service Provider providing, or who has provided, services to, the Company or any Affiliate. To the extent required by applicable state law, Grants within certain states may be limited to employees and officers or employees, officers and directors.

5.2 Successive Grants.

An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

5.3 Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

6. AWARD AGREEMENT

Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine, which specifies the number of shares subject to the Grant and provides for adjustment in accordance with Section 15. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing a Grant of Options shall specify whether such Options are intended to be Nonqualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Nonqualified Stock Options.

7. TERMS AND CONDITIONS OF OPTIONS

7.1 Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. In the case of an Incentive Stock Option, the Option Price shall be the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten-Percent Stockholder, the Option Price of an Incentive Stock Option granted to such Grantee shall be not less than 110% of the Fair Market Value of a share of Stock on the Grant Date. To the extent required by applicable law, in the case of a Nonqualified Stock Option, the Option Price shall be not less than 100% of the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten-Percent Stockholder, the Option Price shall be not less than 110% of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

7.2 Vesting and Option Period.

Subject to Sections 7.3 and 14.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 7.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. To the extent required by applicable law, each Option shall become exercisable at least at the rate of twenty percent (20%) per year for each of the first five (5) years from the Grant Date based on continued Service. Subject to the preceding sentence, the Board may provide, for example, in the Award Agreement for (i) accelerated exercisability of the Option in the event the Grantee’s Service terminates on account of death, Disability or another event, (ii) expiration of the Option prior to its term in the event of the termination of the Grantee’s Service, (iii) immediate forfeiture of the Option in the event the Grantee’s Service is terminated for Cause or (iv) unvested Options to be exercised subject to the Company’s right of repurchase with respect to unvested shares of Stock.

7.3 Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten-Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five (5) years from its Grant Date.

7.4 Exercise of Options on Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment. Notwithstanding the foregoing, to the extent required by applicable law, each Option shall provide that the Grantee shall have the right to exercise the vested portion of any Option held at termination for a period of three (3) months next succeeding such termination of service with the Company for any reason (other than for Cause), and that the Grantee shall have the right to exercise the vested portion of any Option for a period of twelve (12) months next succeeding the termination of service with the Company due to death or Disability.

7.5 Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the shareholders of the Company, or after ten (10) years following the date upon which the Option is granted, or after the occurrence of an event referred to in Section 14 hereof which results in termination of the Option.

7.6 Exercise Procedure.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise. The Option Price shall be payable in a form described in Section 10.

7.7 Right of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual.

7.8 Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing such Grantee’s ownership of the shares of Stock purchased upon such exercise of the Option.

8. TRANSFERABILITY OF OPTIONS

8.1 Transferability of Options.

Except as provided in Section 8.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.2, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.2 Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option that is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.2, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, and shares of Stock acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Grantee. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.2 or by will or the laws of descent and distribution. The events of termination of Service under an Option shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the Option, and the shares may be subject to repurchase by the Company or its assignee.

9. RESTRICTED STOCK

9.1 Grant of Restricted Stock.

The Board may from time to time grant Restricted Stock to persons eligible to receive Grants under Section 5 hereof, subject to such restrictions, conditions and other terms as the Board may determine.

9.2 Restrictions.

At the time a Grant of Restricted Stock is made, the Board shall establish a restriction period applicable to such Restricted Stock. Each Grant of Restricted Stock may be subject to a different restriction period. The Board may, in its sole discretion, at the time a Grant of Restricted Stock is made, prescribe conditions that must be satisfied prior to the expiration of the restriction period, including the satisfaction of corporate or individual performance objectives or continued Service, in order that all or any portion of the Restricted Stock shall vest. To the extent required by applicable law, the vesting restrictions applicable to a Grant of Restricted Stock shall lapse no less rapidly than the rate of twenty percent (20%) per year for each of the first five (5) years from the Grant Date, based on continued Service.

The Board also may, in its sole discretion, shorten or terminate the restriction period or waive any of the conditions applicable to all or a portion of the Restricted Stock. The Restricted Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restriction period or prior to the satisfaction of any other conditions prescribed by the Board with respect to such Restricted Stock.

9.3 Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company, or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

9.4 Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

9.5 Termination of Service.

Unless otherwise provided by the Board in the applicable Award Agreement, upon the termination of a Grantee’s Service with the Company or an Affiliate, any shares of Restricted Stock held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock.

9.6 Purchase and Delivery of Stock.

The Grantee shall be required to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 10 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate. To the extent required by applicable law, the Purchase Price of a share of Restricted Stock shall be not less than eight-five (85%) percent of the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that the Grantee is a Ten-Percent Stockholder, the Purchase Price shall be not less than one hundred (100%) percent of the Fair Market Value on the Grant date of a share of Stock.

Upon the expiration or termination of the restriction period and the satisfaction of any other conditions prescribed by the Board, having properly paid the Purchase Price, the restrictions applicable to shares of Restricted Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

10. FORM OF PAYMENT

10.1 General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

10.2 Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six (6) months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise.

10.3 Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent the Award Agreement so provides and the shares of Stock have become publicly traded, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 11.

10.4 Promissory Note.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part with a full recourse promissory note executed by the Grantee. The interest rate and other terms and conditions of such note shall be determined by the Board. The Board may require that the Grantee pledge the Stock subject to the Grant for the purpose of securing payment of the note. In no event shall stock certificate(s) representing the Stock be released to the Grantee until such note is paid in full.

10.5 Net Exercise of Option.

In lieu of paying the aggregate purchase price in cash pursuant to Section 10.1, the Grantee may elect a “net exercise” and exchange his or her Option for such number of shares of Common Stock determined by multiplying such number of shares of common stock with respect to which this Option is exercised by a fraction, the numerator of which shall be the difference between the then-current market price per share of common stock and the purchase price provided in this Option, and the denominator of which shall be the then-current market price per share of common stock. The Grantee, when exercising his or her Option shall have the right to receive the number of shares with a fair market value equal to the difference between the exercise price and the current fair market value at the date of exercise. As a result of such exercise, the Grantee is submitting the number of Options exercised and the Company is issuing the net difference of shares of common stock after the net exercise.

11. WITHHOLDING TAXES

The Company or any Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock or upon the issuance of any shares of Stock upon the exercise of an Option. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or Affiliate, as the case may be, any amount that the Company or Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 11 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

12. PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Options or Restricted Stock held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a

“parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

13. REQUIREMENTS OF LAW

13.1 General.

The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising a right emanating from such Grant, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Specifically, in connection with the Securities Act, upon the exercise of any right emanating from such Grant or the delivery of any shares of Restricted Stock, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

13.2 Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Grants pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

13.3 Financial Reports

To the extent required by applicable law, not less often than annually the Company shall furnish to Grantees summary financial information including a balance sheet regarding the Company’s financial conditions and results of operation, unless such Grantees have duties with the Company that assure them access to equivalent information. Such financial statements need not be audited.

14. EFFECT OF CHANGES IN CAPITALIZATION

14.1 Changes in Stock.

Subject to the exception set forth in the last sentence of Section 14.4, if the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares of common stock of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number of shares for which Grants of Options and Restricted Stock may be made under the Plan shall be adjusted proportionately by the Company. In addition, the number of shares for which Grants are outstanding shall be adjusted proportionately so that the proportionate interest of the Grantee in common stock immediately following such event shall, to the extent practicable, be the same as the Grantee’s interest in Stock immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of an Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration.

14.2 Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs.

Subject to the exception set forth in the last sentence of Section 14.4, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Grant theretofore made pursuant to the Plan shall pertain to and apply to the common stock shares to which a holder of the number of shares of Stock subject to such Grant would have been entitled immediately following such reorganization, merger, or consolidation, and in the case of Options, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing a Grant of Restricted Stock, any restrictions applicable to such Restricted Stock shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

14.3 Reorganization, Sale of Assets or Sale of Stock Which Involves a Change of Control.

Subject to the exceptions set forth in the last sentence of this Section 14.3 and the last sentence of Section 14.4, (i) upon the occurrence of a Change of Control, all outstanding shares of Restricted Stock shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock shall be deemed to have lapsed, immediately prior to the occurrence of such Change of Control, and (ii) either of the following two actions shall be taken: (A) fifteen (15) days prior to the scheduled consummation of a Change of Control, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days, or (B) the Board may elect, in its sole discretion, to cancel any outstanding Grants and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options, equal to the product of the number of shares of Stock subject to the Option (the “Option Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price applicable to such Option Shares. With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option during such 15-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Change of Control, the Plan and all outstanding but unexercised Options shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its shareholders. This Section 14.3 shall not apply to any Change of Control to the extent that provision is made in writing in connection with such Change of Control for the assumption or continuation of the Options and Restricted Stock theretofore granted, or for the substitution for such Options and Restricted Stock of new options and restricted stock covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.

14.4 Adjustments.

Adjustments under this Section 14.4 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board may provide in the Award Agreements at the time of Grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to a Grant in place of those described in Sections 14.1, 14.2 and 14.3.

14.5 No Limitations on Company.

The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

15. DURATION AND AMENDMENTS

15.1 Term of the Plan.

The Effective Date of this Plan is the date of its adoption by the Board, subject to the approval of the Plan by the Company’s stockholders. In the event that the stockholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any Grants already made shall be null and void, and no additional grants shall be made after such date. The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as next provided.

15.2 Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Grants have not been made. An amendment to the Plan shall be contingent on approval of the Company’s stockholders only to the extent required by applicable law, regulations or rules. No Grants shall be made after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

16. GENERAL PROVISIONS

16.1 Disclaimer of Rights.

No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

16.2 Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

16.3 Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

16.4 Other Award Agreement Provisions.

Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

16.5 Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

16.6 Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.7 Pooling.

In the event any provision of the Plan or the Award Agreement would prevent the use of pooling of interests accounting in a corporate transaction involving the Company and such transaction is contingent upon pooling of interests accounting, then that provision shall be deemed amended or revoked to the extent required to preserve such pooling of interests. The Company may require in an Award Agreement that a Grantee who receives a Grant under the Plan shall, upon advice from the Company, take (or refrain from taking, as appropriate) all actions necessary or desirable to ensure that pooling of interests accounting is available.

16.8 Governing Law.

The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Grants awarded hereunder to the substantive laws of any other jurisdiction.

iBio, Inc.

AMENDMENT NO. 1 TO
2008 OMNIBUS EQUITY INCENTIVE PLAN

The 2008 Omnibus Equity Incentive Plan (the “Plan”) of iBio, Inc. (the “Company”) is hereby amended as follows:

1.	The term IBIOPHARMA, INC. is deleted and replaced in each instance with iBio, Inc.
2.	The first sentence of Section 4 of the Plan is deleted in its entirety and is amended and restated and shall read as follows:

“Subject to adjustment under Section 15, the number of shares of Stock available for issuance under the Plan as Options or as Restricted Stock shall be 15 million (15,000,000) shares.”

Capitalized terms used herein and not defined shall have the respective meaning ascribed to such terms in the Plan.

Except as aforesaid, the Plan shall remain in full force and effect.

Approved by the Board of Directors on November 15, 2013. Approved by the Stockholders on December 17, 2013

iBio, Inc.

AMENDMENT NO. 2 TO
2008 OMNIBUS EQUITY INCENTIVE PLAN

The 2008 Omnibus Equity Incentive Plan (the “Plan”) of iBio, Inc. (the “Company”) is hereby amended as follows:

1.	The first sentence of Section 4 of the Plan is deleted in its entirety and is amended and restated and shall read as follows:

“Subject to adjustment under Section 15, the number of shares of Stock available for issuance under the Plan as Options or as Restricted Stock shall be 25 million (25,000,000) shares.”

Capitalized terms used herein and not defined shall have the respective meaning ascribed to such terms in the Plan.

Except as aforesaid, the Plan shall remain in full force and effect.

Approved by the Board of Directors on November 13, 2017. Approved by the Stockholders on December  , 2017

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

iBIO, INC.

2017 Annual Meeting of Stockholders

December 19, 2017
10:00 A.M. local time

This Proxy is Solicited on Behalf of the Board of Directors

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

PROXY

Please mark your votes like this **X**

The board of directors recommends a vote "FOR" each of the director nominees.

1. Election of Class III Directors.

   Nominees: JOHN D. MCKEY, JR.
   SEYMOUR FLUG

FOR all Nominees listed to the left	**WITHHOLD AUTHORITY** to vote for the following nominee(s)
☐	☐

(Instructions: To withhold authority to vote for any nominee or nominees, mark the "WITHHOLD AUTHORITY" box and write the name of the nominee or nominees in the space provided above.)

☐ **PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE 2017 ANNUAL MEETING**

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2017 ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED SPECIFICALLY REVOKES THIS PROXY BEFORE IT IS EXERCISED.

CONTROL NUMBER

Signature____________________ **Signature**____________________ **Date**__________, **2017.**

Please sign exactly as your name appears on the left. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

91129_REV1 I_BIO_PROXY-CARD.indd 1 11/14/17 5:25 PM

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

iBio, Inc.

2017 Annual Meeting of Stockholders — December 19, 2017

The undersigned hereby appoints Robert B. Kay and Robert L. Erwin, and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of common stock (par value $0.001) (''common stock'') of iBio, Inc. (the ''Company'') that the undersigned is entitled to vote at the 2017 Annual Meeting of Stockholders of the Company to be held at Omni Berkshire Place Hotel, 21 East 52nd Street, New York, New York, on December 19, 2017, commencing at 10:00 a.m. (local time), and at any adjournment or postponement thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL LISTED NOMINEES AS DIRECTORS AND IN FAVOR OF PROPOSALS 2, 3, 4 AND 5.

(Continued and to be marked, dated and signed, on the other side)

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